Exhibit 10.4

Execution Version

AIRCRAFT MORTGAGE AND SECURITY AGREEMENT

dated as of September 20, 2023

made by

WHEELS UP PARTNERS LLC,

as Owner

in favor of

U.S. BANK TRUST COMPANY, N.A.,

not in its individual capacity but solely in its capacity as

Collateral Agent, as Mortgagee

Table of Contents

		Page

ARTICLE 1 DEFINITIONS		5

Section 1.01	Definitions. For all purposes of this Mortgage, except as otherwise expressly provided or unless the context otherwise requires:	5

ARTICLE 2 COVENANTS OF THE OWNER		12

Section 2.01	Liens. The Owner will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to any Airframe or any Engine, title to any of the foregoing or any interest of Owner therein, except Permitted Liens. The Owner shall promptly, at its own expense, take such action as may be necessary to duly discharge (by bonding or otherwise) any Lien other than a Permitted Lien arising at any time	12

Section 2.02	Possession, Operation and Use, Maintenance, Registration and Markings	12

Section 2.03	Inspection	19

Section 2.04	Replacement and Pooling of Parts; Alterations, Modifications and Additions Substitution Rights	20

Section 2.05	Loss, Destruction or Requisition	25

Section 2.06	Insurance	30

Section 2.07	Merger of Owner	30

Section 2.08	Other Representations, Warranties and Covenants	31

Section 2.09	[Reserved]	33

Section 2.10	Cape Town Treaty	33

ARTICLE 3 [Reserved]		34

ARTICLE 4 events of default; REMEDIES		34

Section 4.01	Events of Default. It shall be an Event of Default hereunder and for all purposes of the Cape Town Treaty, if under the Credit Agreement an “Event of Default” shall occur and be continuing thereunder, or if any of the following events shall occur and be continuing (whatever the reason for such Event of Default and whether such event shall be voluntary or involuntary or come about or be effected by operation of Law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):	34

Section 4.02	Remedies with Respect to Collateral	34

Section 4.03	Waiver of Appraisement, Etc. Owner, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the property in the Collateral marshalled upon any foreclosure hereof, and agrees that any court having jurisdiction to foreclosure under this Mortgage may order the sale of the Collateral as an entirety	37

Section 4.04	Application of Proceeds. After the exercise of remedies pursuant to Section 4.02 hereof, any payments in respect of the Obligations and any proceeds (as defined in the UCC) of the Collateral, when received by the Mortgagee or any other Secured Party in cash or its equivalent, will be applied in the order set forth in and in accordance with Section 2.14(b) of the Credit Agreement and any intercreditor agreements entered into by the Mortgagee in respect of the Liens granted herein pursuant to the terms of the Credit Agreement; provided that any such application of proceeds shall in all cases be subject to the terms of the EETC Intercreditor Agreement	37

Section 4.05	Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Mortgagee or otherwise in this Mortgage shall be cumulative and shall be in addition to every other right, power and remedy specifically given under this Mortgage or the other Loan Documents or now or hereafter existing at law, in equity or by statute or treaty (including, without limitation, the Cape Town Treaty) and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Mortgagee. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Mortgagee in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Event of Default or an acquiescence therein. No notice to or demand on Owner in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Mortgagee to any other or further action in any circumstances. In the event that the Mortgagee shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Mortgagee may recover actual expenses, including reasonable attorneys’ fees, and the amounts thereof shall be included in such judgment	37

Section 4.06	Discontinuance of Proceedings. In case the Mortgagee shall have instituted any proceeding to enforce any right, power or remedy under this Mortgage by foreclosure, sale entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case Owner, the Mortgagee and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceeding had been instituted (but otherwise without prejudice)	37

ARTICLE 5 TERMINATION OF MORTGAGE		38

Section 5.01	Termination of Mortgage	38

ARTICLE 6 MISCELLANEOUS		38

Section 6.01	No Legal Title to Collateral in Secured Creditor. No Secured Party shall have legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of any portion of the Term Loans or other right, title and interest of a Secured Party in and to the Collateral or this Mortgage shall operate to terminate this Mortgage or entitle any successor or transferee of such Secured Party to an accounting or to the transfer to it of legal title to any part of the Collateral	38

Section 6.02	Sale of Collateral by the Mortgagee is Binding. Any sale or other conveyance of any Airframe, Engine, or other item of Collateral or any interest therein by the Mortgagee made pursuant to the terms of this Mortgage shall bind the Secured Parties and Owner, and shall be effective to transfer or convey all right, title and interest of the Mortgagee, Owner, and the other Secured Parties therein. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Mortgagee	39

Section 6.03	Benefit of Mortgage. Nothing in this Mortgage, whether express or implied, shall be construed to give to any Person other than Owner, the Mortgagee and the Secured Parties any legal or equitable right, remedy or claim under or in respect of this Mortgage	39

Section 6.04	Notices. All notices and other communication provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy as follows:	39

Section 6.05	Governing Law; Jurisdiction; Service of Process. THIS MORTGAGE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS ITSELF TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK IN NEW YORK COUNTY AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS MORTGAGE OR THE SUBJECT MATTER HEREOF BROUGHT BY THE SECURED PARTIES OR ANY OF THEIR SUCCESSORS OR PERMITTED ASSIGNS. EACH PARTY HERETO, TO THE EXTENT PERMITTED BY APPLICABLE LAW, HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS MORTGAGE OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT. EACH PARTY HEREBY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 6.04 HEREOF	40

Section 6.06	Counterparts. This Mortgage may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument	40

Section 6.07	Waiver; Amendment	40

Section 6.08	Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS MORTGAGE, OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION	40

Section 6.09	Successors and Assigns. This Mortgage shall be binding upon Owner and its successors and permitted assigns and shall inure to the benefit of the Mortgagee and each Secured Party and their respective successors and permitted assigns; provided, that Owner may not transfer or assign any or all of its rights or obligations hereunder (other than to each other) without the prior written consent of the Mortgagee. All agreements, statements, representations and warranties made by Owner herein or in any certificate or other instrument delivered by Owner or on its behalf under this Mortgage shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of this Mortgage and the other Loan Documents regardless of any investigation made by the Secured Parties or on their behalf	41

Section 6.10	Lien Absolute. All rights of the Mortgagee hereunder, the Lien hereof and all obligations of the Owner hereunder shall, to the fullest extent permitted by applicable law, be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other amendment to or waiver of or any consent to any departure from any Loan Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Owner in respect of the Obligations or this Agreement (other than that the Obligations Payment Date shall have occurred)	41

Section 6.11	General Indemnity	41

Section 6.12	Section 1110 of the Bankruptcy Code. It is the intention of the parties that the Mortgagee be entitled to the benefits of Section 1110 of the Bankruptcy Code, subject to Owner’s rights thereunder, with respect to the right to take possession of Aircraft and Engines, and to enforce any of its other rights or remedies as provided in this Mortgage in the event of a case under Chapter 11 of the Bankruptcy Code in which Owner is a Owner	45

Section 6.13	EETC Intercreditor Agreement; EETC Indentures	45

Section 6.14	Quiet Enjoyment. The Mortgagee agrees on behalf of itself and the other Secured Parties that, unless an Event of Default shall have occurred and be continuing, neither it nor any Person claiming through it shall take any action contrary to, or otherwise in any way interfere with or disturb (and then only in accordance with this Mortgage), the quiet enjoyment of the use and possession of the Aircraft, the Airframes, the Engines, or the Parts by Owner or any transferee of any interest in any thereof permitted under this Mortgage	46

Section 6.15	Owner’s Performance and Rights. Any obligation imposed on Owner herein shall require only that Owner perform or cause to be performed such obligation, even if stated as a direct obligation, and the performance of any such obligation by any permitted assignee, lessee or transferee under an assignment, lease or transfer agreement then in effect and in accordance with the provisions of this Mortgage shall constitute performance by Owner and, to the extent of such performance, discharge such obligation by Owner. Except as otherwise expressly provided herein, any right granted to Owner in this Mortgage shall grant Owner the right to permit such right to be exercised by any such assignee, lessee or transferee, and in the case of a lessee, as if the terms hereof were applicable to such lessee were such lessee Owner hereunder. The inclusion of specific references to obligations or rights of any such assignee, lessee or transferee in certain provisions of this Mortgage shall not in any way prevent or diminish the application of the provisions of the two sentences immediately preceding with respect to obligations or rights in respect of which specific reference to any such assignee, lessee or transferee has not been made in this Mortgage	46

EXHIBITS

Exhibit A	Form of Mortgage Supplement
Exhibit B	Certain Economic Terms
Exhibit C	[Reserved]
Exhibit D	Permitted Country List
Exhibit E	[Reserved]
Exhibit F	Insurance

AIRCRAFT MORTGAGE AND SECURITY AGREEMENT

THIS AIRCRAFT MORTGAGE AND SECURITY AGREEMENT dated as of September __, 2023 (as amended, supplemented or otherwise modified from time to time, including by one or more Mortgage Supplements, this “Mortgage”) is made by WHEELS UP PARTNERS LLC, a Delaware limited liability company (“Owner”), in favor of U.S. BANK TRUST COMPANY, N.A., not in its individual capacity, but solely in its capacity as Collateral Agent, as mortgagee (“Mortgagee”) for the Secured Parties.

W I T N E S S E T H:

WHEREAS, all capitalized terms used herein shall have the respective meanings set forth or referred to in Article 1 hereof or, if not defined in Article 1, in the Credit Agreement;

WHEREAS, all things necessary to make this Mortgage the legal, valid and binding obligation of Owner and the Mortgagee, for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened;

WHEREAS, pursuant to that certain Credit Agreement, dated on or about the date hereof (as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”), among Wheels Up Experience Inc., as Borrower, the Owner and other subsidiaries of the Borrower party thereto, as Guarantors, the Lenders party thereto, and U.S. Bank Trust Company, N.A., not in its individual capacity, but solely as Administrative Agent and as Collateral Agent, the Lenders have agreed to make the Loans available to the Borrower;

WHEREAS, in order to induce the Mortgagee, the Lenders and the other parties thereto to enter into the Credit Agreement and the other Loan Documents and in order to induce the Lenders to make the Loans as provided for in the Credit Agreement, Owner has agreed to execute and deliver this Mortgage to the Mortgagee for the benefit of the Secured Parties;

GRANTING CLAUSE

NOW, THEREFORE, THIS AIRCRAFT MORTGAGE AND SECURITY AGREEMENT WITNESSETH, that, to secure the prompt and complete payment and performance when due of the Obligations of the Borrower and each other Loan Party under the Credit Agreement and each of the other Loan Documents, and without limitation, to secure the performance and observance by the Owner of all the agreements, covenants and provisions contained herein and in the Loan Documents to which it is a party, in each case for the benefit of the Mortgagee on behalf of the Secured Parties and each of the other Indemnitees, and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, and of other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, the Owner has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Mortgagee, its successors and assigns, for the security and benefit of the Secured Parties and such other Persons, an International Interest and a continuing security interest in and mortgage Lien on all estate, right, title and interest of Owner in, to and under the following described property, rights, interests and privileges whether now or hereafter acquired and subject to the Lien hereof (which collectively, including all property hereafter specifically subjected to the Lien of this Mortgage by any instrument supplemental hereto, are herein called the “Collateral”):

(1)            each Aircraft (including, without limitation, each Airframe and its related Engines and propellers, if any, as indicated in the applicable Mortgage Supplement (each such Engine having 1750 or more pounds of thrust or the equivalent thereof and each such propeller capable of absorbing in excess of 750 shaft horsepower), as the same is now and will hereafter be constituted, whether now owned by the Owner or hereafter acquired, and in the case of such Engines, whether or not any such Engine shall be installed in or attached to such Airframe or any other airframe, together with (a) all Parts of whatever nature, which are from time to time included within the definitions of “Airframe” or “Engines”, whether now owned or hereafter acquired, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to each such Airframe and Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and (b) all Aircraft Documents;

(2)            the Purchase Agreements and Bills of Sale to the extent the same relate to continuing rights of the Owner in respect of any warranty, indemnity or agreement, express or implied, as to title, materials, workmanship, design or patent infringement or related matters with respect to the Airframe or the Engines together with all rights, powers, privileges, options and other benefits of the Owner thereunder with respect to the Airframe or the Engines, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which the Owner is or may be entitled to do thereunder, in each case to the extent such rights exist and may be assigned without the consent of the applicable manufacturer;

(3)            any lease, including, but not limited to, (x) all rents or other amounts or payments of any kind paid or payable by the Permitted Lessee under such lease and all maintenance reserves and security deposits with respect to such lease, if any, whether cash, or in the nature of a guarantee, letter of credit, credit insurance, lien on or security interest in property or otherwise for the obligations of the lessee thereunder as well as all rights of the Owner to enforce payment of any such rents, amounts or payments, (y) all rights of the Owner to exercise any election or option to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any other action under or in respect of such lease, as well as the rights, powers and remedies on the part of the Owner, whether acting under such lease or by statute or at law or in equity, or otherwise, arising out of any default under such lease, and (z) any right to restitution from the lessee in respect of any determination of invalidity of such lease;

(4)            any Engine Maintenance Agreement, together with all rights, powers, privileges, licenses, easements, options and other benefits of the Owner thereunder, including, without limitation, the right to receive and collect all payments to the Owner thereunder now or hereafter payable to or receivable by the Owner pursuant thereto and the right of the Owner to execute any election or option or to give any notice, consent, waiver or approval, to receive notices and other instruments or communications, or to take any other action under or in respect of any thereof or to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, in all cases as shall be permitted thereby or by law, and to do any and all other things which the Owner is or may be entitled to do thereunder and any right to restitution from the relevant maintenance provider or any other Person in respect of any determination of invalidity of any thereof;

(5)            all proceeds with respect to the requisition of title to or use of any Aircraft or any Engine by any Government Entity or from the sale or other disposition of any Aircraft or Airframe, any Engine or other property described in any of these Granting Clauses by the Mortgagee pursuant to the terms of this Mortgage, and all insurance proceeds with respect to each Aircraft, Airframe Engine or any part thereof, but excluding any insurance maintained by the Owner and not required under Section 2.06;

(6)            all rents, revenues and other proceeds collected by the Mortgagee pursuant to Section 4.02(a), and all moneys and securities from time to time paid or deposited or required to be paid or deposited to or with the Mortgagee by or for the account of Owner pursuant to any term of any Loan Document and held or required to be held by the Mortgagee hereunder or thereunder; and

(7)            all proceeds of the foregoing.

PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions, so long as no Event of Default shall have occurred and be continuing, (a) the Mortgagee shall not take or cause to be taken any action contrary to the Owner’s right hereunder to quiet enjoyment of the Airframes and Engines, and to possess, use, retain and control the Airframes and Engines and all revenues, income and profits derived therefrom, and (b) the Owner shall have the right, to the exclusion of the Mortgagee, with respect to the Mortgage Agreements, to exercise in the Owner’s name all rights and powers of the Owner under the Mortgage Agreements (other than to amend, modify or waive any of the warranties or indemnities contained therein, except in the exercise of the Owner’s reasonable business judgment) and to retain any recovery or benefit resulting from the enforcement of any warranty or indemnity under the Mortgage Agreements; and provided further that, notwithstanding the occurrence or continuation of an Event of Default, the Mortgagee shall not enter into any amendment of any Mortgage Agreement which would increase the obligations of the Owner thereunder.

HABENDUM CLAUSE

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Mortgagee and for the uses and purposes and subject to the terms and provisions set forth in this Mortgage.

1.            It is expressly agreed that anything herein contained to the contrary notwithstanding, Owner shall remain liable under each of the contracts and agreements included in the Collateral to which it is a party to perform all of its obligations thereunder, all in accordance with and pursuant to the terms and provisions thereof, and neither the Mortgagee nor any of the Secured Parties shall have any obligation or liability under any such contracts and agreements to which Owner is a party by reason of or arising out of the assignment hereunder, nor shall the Mortgagee or any Secured Party be required or obligated in any manner to perform or fulfill any obligations of Owner, or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

2.            Owner does hereby designate and constitute the Mortgagee, upon the occurrence and during the continuance of an Event of Default, the true and lawful attorney-in-fact of Owner, irrevocably, for good and valuable consideration and coupled with an interest and with full power of substitution (in the name of Owner or otherwise) subject to the terms and conditions of this Mortgage, to ask, require, demand, receive, sue for, compound and give acquittance for any and all moneys and claims for moneys due (in each case including insurance and requisition proceeds and indemnity payments to the extent assigned herein) and to become due to Owner under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith, to file any claims or take any action or institute any proceedings which the Mortgagee (acting at the direction of the Lead Lenders) may deem to be necessary or advisable in the premises as fully as Owner itself could do generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral (including executing a bill of sale, conveyance, amendment, termination, release, disclaimer, request to cancel US registration, supplement, assignment, airworthiness application or request for a ferry permit or any other document necessary to file with or submit to the FAA in connection with any or all of the Collateral, which documents may be executed by the Mortgagee as attorney in fact for Owner), as fully and completely as though the Mortgagee were the absolute owner thereof for all purposes, and to do, at the Mortgagee’s option and Owner's expense, at any time, or from time to time, all acts and things which the Mortgagee (acting at the direction of the Lead Lenders) deems necessary to protect, preserve or realize upon the Collateral and to effect the intent of this Mortgage. For the avoidance of doubt, the Mortgagee shall not exercise any of the foregoing rights, except upon the occurrence and during the continuation of an Event of Default. Owner agrees that promptly upon receipt thereof, it will transfer to the Mortgagee any and all moneys from time to time received by Owner constituting part of the Collateral to the extent that it is not entitled to retain the same under the express provisions of the Credit Agreement and this Mortgage, for distribution by the Mortgagee pursuant to the Credit Agreement and this Mortgage.

3.            Owner agrees that at any time and from time to time upon the written request of the Mortgagee, Owner, at its sole cost and expense, will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Mortgagee (acting at the direction of the Lead Lenders) may reasonably deem necessary or desirable, by reference to prudent industry practice, in obtaining the full benefits of the assignment hereunder and/or intended to be effected hereunder and of the rights and powers herein granted and/or intended to be granted hereunder including, without limitation, taking such steps as may be required to establish, maintain or, subject to Section 4.02, enforce the Lien intended to be granted hereunder in full force and effect (whether under the UCC, the Act, or the law of any other jurisdiction under which any Aircraft or other portion of the Collateral may be registered); provided that any instrument or other document so executed by Owner shall not expand any obligations or limit any rights of Owner in respect of the transactions contemplated by this Mortgage.

4.            Except as otherwise provided herein, no other conveyance, assignment or act on the part of Owner or the Mortgagee shall be necessary for any part of the Collateral to become subject to the Lien of this Mortgage on the date hereof.

5.            The Collateral shall be subject to release as and to the extent expressly provided in the Credit Agreement or this Mortgage (including, without limitation, Article 5 hereof).

6.            Owner agrees that it will timely and completely pay and perform all of its obligations under the Loan Documents.

IT IS HEREBY FURTHER COVENANTED AND AGREED by and among the parties hereto as follows:

ARTICLE 1

DEFINITIONS

Section 1.01   Definitions. For all purposes of this Mortgage, except as otherwise expressly provided or unless the context otherwise requires:

(1)            each of the “Owner”, “Mortgagee”, any “Lender” or “Secured Party” or any other Person includes any successor in interest to it and any permitted transferee, permitted purchaser or permitted assignee of it;

(2)            the terms defined in this Article 1 have the meanings assigned to them in this Article 1, and include the plural as well as the singular;

(3)            all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, as in effect from time to time;

(4)            the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Mortgage as a whole and not to any particular Article, Section or other subdivision;

(5)            all references in this Mortgage to Articles, Sections and Exhibits refer to Articles, Sections and Exhibits of this Mortgage;

(6)            “knowledge” or “aware” or words of similar import shall mean, when used in reference to Owner, the actual knowledge of any Responsible Officer thereof;

(7)            the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(8)            all capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement; and

(9)            for all purposes of this Mortgage, the following capitalized terms have the following respective meanings:

“Act” means part A of subtitle VII of title 49, United States Code.

“Additional Insured” shall mean each Secured Party, and each of their respective successors and permitted assigns.

“Administrator” shall have the meaning given it in the Regulations and Procedures for the International Registry.

“Aircraft” shall mean each Airframe together with the related Engines, if any, as indicated in the initial or any subsequent Mortgage Supplement, whether or not such Engines are installed on such Airframe or any other Airframe or airframe.

“Aircraft Bill of Sale” shall mean, for any Aircraft, the full warranty bill of sale covering such Aircraft delivered by the transferor of such Aircraft to Owner.

“Aircraft Documents” means all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records that are required by the FAA (or the relevant Aviation Authority), to be maintained with respect to any Aircraft, Airframe, Engines or Parts, and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time made, or required to be made, by the FAA (or other Aviation Authority) regulations, and in each case in whatever form and by whatever means or medium (including, without limitation, microfiche, microfilm, paper or computer disk) such materials may be maintained or retained by or on behalf of Owner (provided, that all such materials shall be maintained in the English language).

“Aircraft Security Agreement” or “Agreement” or “Mortgage” shall mean this Aircraft Mortgage and Security Agreement, as the same may from time to time be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Airframe” shall mean: (i) each aircraft or airframe (excluding Engines or engines either initially or from time to time installed thereon) specified by Manufacturer, model, United States Registration Number and Manufacturer’s serial number in the initial Mortgage Supplement and any subsequent Mortgage Supplement, (ii) any Replacement Airframe which may from time to time be substituted for such Airframe pursuant to Section 3.01 hereof and (iii) in either case, any and all Parts which are from time to time incorporated or installed in or attached thereto (including, without limitation, the portion of any quick engine change kits installed thereon) or which have been removed therefrom, unless the Lien of this Mortgage shall not be applicable to such Part in accordance with Section 2.02.

“Appliance” shall mean an instrument, equipment, apparatus, a part, an appurtenance, or an accessory used, capable of being used, or intended to be used, in operating or controlling aircraft in flight, including a parachute, communication equipment, and another mechanism installed in or attached to aircraft during flight, and not a part of an aircraft, engine, or propeller (and shall include without limitation “appliances” as defined in 49 U.S.C. § 40102(a)(11)).

“Appraisal” shall means each desktop appraisal prepared by an Appraiser and delivery by the Owner to the Mortgagee.

“Appraiser” shall mean each of (i) Ascend by Cirium, (ii) Aircraft Value Reference (currently published by Vref Publishing), (iii) Aircraft Bluebook (currently published by Penton Media) and (iv) if any of the foregoing are unavailable, any other independent, nationally recognized ISTAT certified appraiser.

“Associated Rights” shall mean associated rights as defined in the Cape Town Treaty.

“Aviation Authority” means, with respect to an Aircraft, the FAA or, if such Aircraft is permitted to be, and is, registered with any other Government Entity under and in accordance with Section 2.02(e) of the Mortgage, such other Government Entity.

“Bills of Sale” shall mean, with respect to an Aircraft, the FAA Bill of Sale and the Aircraft Bill of Sale for such Aircraft.

“Certificated Air Carrier” shall mean a Citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation of the United States pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of Section 1110 of the Bankruptcy Code or any analogous provision of the Bankruptcy Code enacted in substitution or replacement thereof.

“Citizen of the United States” shall have the meaning given to such term in Section 40102(a)(l5) of Title 49 of the United States Code and as that statutory provision has been interpreted by the DOT pursuant to its policies or any similar legislation of the United States enacted in substitution or replacement therefor.

“Claims” shall have the meaning given in Section 6.11(a) of this Mortgage.

“Collateral” shall have the meaning assigned thereto in the Granting Clause hereof.

“Contract of Sale” shall mean a “contract of sale” as defined in the Cape Town Treaty.

“CRAF Program” shall mean the Civil Reserve Air Fleet Program.

“Credit Agreement” shall have the meaning given to that term in the recitals of this Mortgage.

“EETC Enforcement Event” shall mean and Event of Default as defined in any EETC Indenture or in the EETC Loan Agreement.

“EETC Indenture” shall mean, for each Aircraft, the Trust Indenture and Mortgage entered into by the Owner and Wilmington Trust, National Association, as mortgagee, in respect of such Aircraft, as contemplated by the EETC Intercreditor Agreement.

“EETC Intercreditor Agreement” shall mean that certain Intercreditor Agreement, dated on or about the date hereof, among the Borrower, the Owner, the other Grantors defined therein from time to time party thereto, Wilmington Trust, National Association, as First Lien Agent and as Fist Lien Security Holder, and the U.S. Bank Trust Company, National Association, not in its individual capacity, but solely as Second Lien Agent and as Second Lien Security Agent.

“EETC Loan Agreement” shall have the meaning given thereto in each EETC Indenture.

“EETC Required Amount” shall have the meaning specified therefor on Exhibit B hereto.

“Engine” shall mean (i) each of the engines listed by Manufacturer, model and Manufacturer’s serial numbers in Exhibit A to the initial Mortgage Supplement and every subsequent Mortgage Supplement, and whether or not either initially or from time to time installed on an Airframe or any other airframe, (ii) any Replacement Engine which may from time to time be substituted for any of such Engines pursuant to the terms hereof and (iii) in either case, any and all Parts which are from time to time incorporated or installed in or attached to any such Engine (including, without limitation, the portion of any quick engine change kits installed thereon) and any and all Parts removed therefrom unless the Lien of this Mortgage shall not apply to such Parts in accordance with Section 2.02.

“Engine Maintenance Agreement” shall mean any maintenance of on-condition agreements in respect of an Engine between the Owner and the relevant Engine manufacturer or other maintenance provider that is not an Affiliate of the Owner.

“Event of Default” shall mean each “Event of Default” as defined in the Credit Agreement and each other Event of Default specified under Section 4.01 of this Mortgage.

“Event of Loss” shall mean, with respect to any Aircraft, Airframe or any Engine, any of the following circumstances, conditions or events with respect to such property, for any reason whatsoever:

(a)            the destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use by Owner;

(b)            the actual or constructive total loss of such property or any damage to such property, or requisition of title or use of such property, which results in an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss;

(c)            any theft, hijacking or disappearance of such property for a period of 180 consecutive days or more;

(d)            any seizure, condemnation, confiscation, taking or requisition (including loss of title) of such property by any Government Entity or purported Government Entity (other than a requisition of use by the U.S. Government) for a period exceeding 180 consecutive days;

(e)            as a result of any law, rule, regulation, order or other action by the Aviation Authority or by any Government Entity of the government of registry of the Aircraft or by any Government Entity otherwise having jurisdiction over the operation or use of the Aircraft, the use of such property in the normal course of Owner’s business of passenger air transportation is prohibited for a period of 180 consecutive days unless Owner, prior to the expiration of such 180-day period, shall have undertaken and shall be diligently carrying forward such steps as may be necessary or desirable to permit the normal use of such property by Owner, but in any event if such use shall have been prohibited for a period of two consecutive years, provided that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to Owner’s entire U.S. fleet of such property and Owner, prior to the expiration of such two-year period, shall have conformed at least one unit of such property in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction and shall be diligently carrying forward, in a manner which does not discriminate against such property in so conforming such property, steps which are necessary or desirable to permit the normal use of the Aircraft by Owner, but in any event if such use shall have been prohibited for a period of three years.

“FAA Bill of Sale” shall mean, for an Aircraft, a bill of sale for such Aircraft on AC Form 8050-2 (or such other form as may be approved by the FAA) delivered to Owner by the transferor of such Aircraft to Owner.

“Foreign Air Carrier” shall mean any air carrier principally domiciled in a country other than the United States and which performs maintenance, preventative maintenance and inspections for aircraft, engines and related parts to standards which are approved by, or which are substantially equivalent to those required by, the civil aviation authority of the United States, Australia, Austria, Belgium, Canada, Denmark, France, Germany, Ireland, Italy, Japan, the Netherlands, Norway, New Zealand, Spain, Sweden, Switzerland or the United Kingdom.

“Government Entity” means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Loan Documents or relating to the observance or performance of the obligations of any of the parties to the Loan Documents.

“Insured Amount” shall have the meaning specified therefor on Exhibit B hereto.

“Irrevocable De-Registration and Export Request Authorization” shall have the meaning given it in the Cape Town Treaty.

“Manufacturer” shall mean, with respect to any Airframe or Engine, the manufacturer thereof.

“Minimum Insurance Amount” shall have the meaning specified therefor on Exhibit B hereto.

“Mortgage Agreements” shall mean, for an Aircraft, the Purchase Agreement, the Bills of Sale, any Engine Maintenance Agreement, or any Permitted Lease to the extent included in the Granting Clause of this Mortgage, and any other contract, agreement or instrument from time to time assigned or pledged under this Mortgage.

“Mortgage Supplement” shall mean any supplement to this Mortgage which is delivered from time to time pursuant to the terms hereof in the form of Exhibit A hereto.

“Mortgagee” shall have the meaning given to that term in the first paragraph of this Mortgage.

“Obligations Payment Date” shall have the meaning given in 5.01(a) of this Mortgage.

“Opinion of Counsel” shall mean a written opinion from legal counsel to Owner who is reasonably acceptable to the Mortgagee.

“Owner” shall have the meaning given to that term in the first paragraph of this Mortgage.

“Parts” means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) Engines or engines, and (b) any Removable Part leased by Owner from a third party or subject to a security interest granted to a third party), that may from time to time be installed or incorporated in or attached or appurtenant to the Airframe or any Engine or removed therefrom unless the Lien of the Mortgage shall not be applicable thereto in accordance with Section 2.04.

“Permitted Air Carrier” means (i) any manufacturer of airframes or aircraft engines, or any Affiliate of a manufacturer of airframes or aircraft engines, (ii) any Permitted Foreign Air Carrier, (iii) any person approved in writing by Mortgagee or (iv) any U.S. Air Carrier.

“Permitted Country” means any country listed on Exhibit D.

“Permitted Foreign Air Carrier” means any air carrier with its principal executive offices in any Permitted Country and which is authorized to conduct commercial aviation operations and to operate jet aircraft similar to the Aircraft under the applicable Laws of such Permitted Country.

“Permitted Lease” means a lease permitted under Section 2.02 of this Mortgage.

“Permitted Lessee” means the lessee under a Permitted Lease.

“Permitted Lien” means (a) the rights of Mortgagee under the Loan Documents, or of any Permitted Lessee under any Permitted Lease; (b) Liens attributable to Mortgagee (both in its capacity as Mortgagee under this Mortgage and in its individual capacity); (c) the rights of others under agreements or arrangements to the extent expressly permitted by the terms of Section 2.02(b) or 2.04 of this Mortgage; (d) Liens for Taxes of Owner (and its U.S. federal tax law consolidated group), or Liens for Taxes of any Tax Indemnitee (and its U.S. federal tax law consolidated group) for which Owner is obligated to indemnify such Tax Indemnitee under any of the Loan Documents, in any such case either not yet due or being contested in good faith by appropriate proceedings so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss of any Aircraft, any Airframe, or any Engine or the interest of Mortgagee therein or impair the Lien of this Mortgage; (e) materialmen’s, mechanics’, workers’, repairers’, employees’ or other like Liens arising in the ordinary course of business for amounts the payment of which is either not yet delinquent for more than 60 days or is being contested in good faith by appropriate proceedings, so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss of any Aircraft, any Airframe, or any Engine or the interest of Mortgagee therein or impair the Lien of this Mortgage; (f) Liens arising out of any judgment or award against Owner (or any Permitted Lessee), so long as such judgment shall, within 60 days after the entry thereof, have been discharged or vacated, or execution thereof stayed pending appeal or shall have been discharged, vacated or reversed within 60 days after the expiration of such stay, and so long as during any such 60 day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture or loss of any Aircraft, any Airframe, or any Engine or the interest of Mortgagee therein or impair the Lien of this Mortgage; (g) any other Lien with respect to which Owner (or any Permitted Lessee) shall have provided a bond, cash collateral or other security adequate in the reasonable opinion of Mortgagee (acting at the direction of the Lead Lenders); (h) the EETC Indentures, or (i) without duplication, “Permitted Liens” (as defined in each EETC Indenture).

“Professional User” shall have the meaning given it in the Regulations and Procedures for the International Registry.

“Purchase Agreements” shall mean, with respect to an Aircraft, the agreement pursuant to which the Owner acquired title to such Aircraft, including the related Bills of Sale.

“Removable Part” is defined in Section 2.04(d) of this Mortgage.

“Replacement Airframe” shall mean any airframe substituted for an Airframe in accordance with Section 2.04(f) hereof.

“Replacement Engine” shall mean any engine substituted for an Engine in accordance with Section 2.04(e) hereof.

“Secured Parties” means, collectively, (i) Mortgagee, (ii) each Lender and (iii) each other Indemnitee.

“Similar Aircraft” means an aircraft of the same make and model as the Aircraft.

“Threshold Amount” shall have the meaning specified therefor on Exhibit B hereto.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

“United States” or “U.S.” shall mean the United States of America.

“United States Government” shall mean the federal government of the United States or any instrumentality or agency thereof.

“U.S. Air Carrier” means any United States air carrier that is a Citizen of the United States holding an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6000 pounds or more of cargo, and as to which there is in force an air carrier operating certificate issued pursuant to Part 135 of the FAA Regulations, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

“Wet Lease” shall mean any arrangement whereby Owner or a Permitted Lessee agrees to furnish an Aircraft, Airframe or any Engine to a third party pursuant to which the Aircraft, Airframe or Engine shall at all times be in the operational control of Owner or a Permitted Lessee, provided that Owner’s obligations under this Mortgage shall continue in full force and effect notwithstanding any such arrangement.

ARTICLE 2

COVENANTS OF THE OWNER

Owner represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Mortgage, as follows:

Section 2.01     Liens. The Owner will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to any Airframe or any Engine, title to any of the foregoing or any interest of Owner therein, except Permitted Liens. The Owner shall promptly, at its own expense, take such action as may be necessary to duly discharge (by bonding or otherwise) any Lien other than a Permitted Lien arising at any time.

Section 2.02     Possession, Operation and Use, Maintenance, Registration and Markings

(a)        General. Except as otherwise expressly provided herein, the Owner shall be entitled to operate, use, locate, employ or otherwise utilize or not utilize each Airframe, any Engine or any Parts in any lawful manner or place in accordance with the Owner’s business judgment.

(b)        Possession. The Owner, without the prior consent of Mortgagee, shall not lease or otherwise in any manner deliver, transfer or relinquish possession of any Aircraft, the Airframe or any Engine or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe; except that the Owner may, without such prior written consent of Mortgagee:

(i)        Subject or permit any Permitted Lessee to subject (i) any Airframe to normal interchange agreements or (ii) any Engine to normal interchange, pooling, borrowing or similar arrangements, in each case customary in the commercial aviation industry and entered into by Owner or such Permitted Lessee, as the case may be, in the ordinary course of business; provided, however, that if Owner’s title to any such Engine is divested under any such agreement or arrangement, then such Engine shall be deemed to have suffered an Event of Loss as of the date of such divestiture, and Owner shall comply with Section 2.04(e) in respect thereof;

(ii)        Deliver or permit any Permitted Lessee to deliver possession of any Aircraft, any Airframe, any Engine or any Part (x) to the manufacturer thereof or to any third-party maintenance provider for testing, service, repair, maintenance or overhaul work on such Aircraft, such Airframe, any Engine or any Part, or, to the extent required or permitted by Section 2.04 for alterations or modifications in or additions to such Aircraft, such Airframe or any Engine or (y) to any Person for the purpose of transport to a Person referred to in the preceding clause (x);

(iii)        Install or permit any Permitted Lessee to install an Engine on an airframe owned by Owner or such Permitted Lessee, as the case may be, free and clear of all Liens, except (x) Permitted Liens and those that do not apply to the Engines, and (y) the rights of third parties under normal interchange or pooling agreements and arrangements of the type that would be permitted under Section 2.02(b)(i);

(iv)        Install or permit any Permitted Lessee to install an Engine on an airframe leased to Owner or such Permitted Lessee, or purchased by Owner or such Permitted Lessee subject to a mortgage, security agreement, conditional sale or other secured financing arrangement, but only if (x) such airframe is free and clear of all Liens, except (A) the rights of the parties to such lease, or any such secured financing arrangement, covering such airframe and (B) Liens of the type permitted by clause (iii) above and (y) Owner or Permitted Lessee, as the case may be, shall have received from the lessor, mortgagee, secured party or conditional seller, in respect of such airframe, a written agreement (which may be a copy of the lease, mortgage, security agreement, conditional sale or other agreement covering such airframe), whereby such Person agrees that it will not acquire or claim any right, title or interest in, or Lien on, such Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to the Lien of this Mortgage;

(v)        Install or permit any Permitted Lessee to install an Engine on an airframe owned by Owner or such Permitted Lessee, leased to Owner or such Permitted Lessee, or purchased by Owner or such Permitted Lessee subject to a conditional sale or other security agreement under circumstances where neither clause (iii) or (iv) above is applicable; provided, however, that any such installation shall be deemed an Event of Loss with respect to such Engine, and Owner shall comply with Section 2.04(e) hereof in respect thereof;

(vi)        Transfer or permit any Permitted Lessee to transfer possession of any Aircraft, Airframe or any Engine to the U.S. Government pursuant to CRAF, in which event Owner shall promptly notify Mortgagee in writing of any such transfer of possession and, in such notification shall identify by name, address and telephone numbers the Contracting Office Representative or Representatives for the Military Airlift Command of the United States Air Force to whom notices must be given and to whom requests or claims must be made to the extent applicable under CRAF;

(vii)      Enter into a charter or Wet Lease or other similar arrangement with respect to any Aircraft or any other aircraft on which any Engine may be installed (which shall not be considered a transfer of possession hereunder); provided that the Owner’s obligations hereunder shall continue in full force and effect notwithstanding any such charter or Wet Lease or other similar arrangement;

(viii)      So long as no Event of Default shall have occurred and be continuing, and subject to the provisions of the immediately following paragraph, enter into a lease with respect to any Aircraft, any Airframe or any Engine to any Permitted Air Carrier that is not then subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding and shall not have substantially all of its property in the possession of any liquidator, trustee, receiver or similar person; provided that, in the case only of a lease to a Permitted Foreign Air Carrier, (A) the United States maintains diplomatic relations with the country of domicile of such Permitted Foreign Air Carrier (or, in the case of Taiwan, diplomatic relations at least as good as those in effect on the Closing Date) and (B) Owner shall have furnished Mortgagee a favorable opinion of counsel, reasonably satisfactory to Mortgagee, in the country of domicile of such Permitted Foreign Air Carrier, that (v) the terms of such lease are the legal, valid and binding obligations of the parties thereto enforceable under the laws of such jurisdiction, (w) it is not necessary for Mortgagee to register or qualify to do business in such jurisdiction, if not already so registered or qualified, as a result, in whole or in part, of the proposed lease, (x) Mortgagee’s Lien in respect of, such Aircraft, such Airframe and Engines will be recognized in such jurisdiction, (y) the Laws of such jurisdiction of domicile require fair compensation by the government of such jurisdiction, payable in a currency freely convertible into Dollars, for the loss of title to such Aircraft, such Airframe or Engines in the event of the requisition by such government of such title (unless Owner shall provide insurance in the amounts required with respect to hull insurance under this Mortgage covering the requisition of title to such Aircraft, such Airframe or Engines by the government of such jurisdiction so long as such Aircraft, such Airframe or Engines are subject to such lease) and (z) the agreement of such Permitted Air Carrier that its rights under the lease are subject and subordinate to all the terms of this Mortgage and the related EETC Indenture is enforceable against such Permitted Air Carrier under applicable law;

provided that (1) the rights of any transferee who receives possession by reason of a transfer permitted by any of clauses (i) through (viii) of this Section 2.02(b) (other than by a transfer of an Engine which is deemed an Event of Loss) shall be subject and subordinate to all the terms of this Mortgage and the related EETC Indenture, (2) the Owner shall remain primarily liable for the performance of all of the terms of this Mortgage and all the terms and conditions of this Mortgage and the other Loan Documents shall remain in effect and (3) no lease or transfer of possession otherwise in compliance with this Section 2.02(b) shall (x) result in any registration or re-registration of an Aircraft, except to the extent permitted by Section 2.02(d) or the maintenance, operation or use thereof except in compliance with Sections 2.02(c) and 2.02(d) or (y) permit any action not permitted to the Owner hereunder.

In the case of any lease permitted under this Section 2.02(b), the Owner will include in such lease appropriate provisions which (t) make such lease expressly subject and subordinate to all of the terms of this Mortgage and the related EETC Indenture, including the rights of the Mortgagee to avoid such lease in the exercise of its rights to repossession of the Airframe and Engines hereunder; (u) require the Permitted Lessee to comply with the terms of Section 2.06; and (v) require that any Airframe or any Engine subject thereto be used in accordance with the limitations applicable to the Owner’s possession and use provided in this Mortgage. No lease permitted under this Section 2.02(b) shall be entered into unless (w) Owner shall provide written notice to Mortgagee (such notice in the event of a lease to a U.S. Air Carrier to be given promptly after entering into any such lease or, in the case of a lease to any other Permitted Air Carrier, 10 days in advance of entering into such lease); (x) Owner shall furnish to Mortgagee evidence reasonably satisfactory to Mortgagee that the insurance required by Section 2.06 remains in effect; (y) all necessary documents shall have been duly filed, registered or recorded in such public offices as may be required fully to preserve the security interest and International Interest (subject to Permitted Liens) of Mortgagee in such Aircraft, Airframe and Engines; and (z) Owner shall reimburse Mortgagee for all of its actual out-of-pocket fees and expenses, including, without limitation, reasonable fees and disbursements of counsel, incurred by Mortgagee in connection with any such lease. Except as otherwise provided herein and without in any way relieving the Owner from its primary obligation for the performance of its obligations under this Mortgage, the Owner may in its sole discretion permit a lessee to exercise any or all rights which the Owner would be entitled to exercise under Sections 2.02 and 2.04, and may cause a lessee to perform any or all of the Owner’s obligations under Article II, and the Mortgagee agrees to accept actual and full performance thereof by a lessee in lieu of performance by the Owner.

Mortgagee hereby agrees, and each Lender, respectively, agrees, for the benefit of each lessor, conditional seller, indenture trustee or secured party of any engine leased to, or purchased by, Owner or any Permitted Lessee subject to a lease, conditional sale, Mortgage or other security agreement that Mortgagee, each Lender and their respective successors and assigns will not acquire or claim, as against such lessor, conditional seller, indenture trustee or secured party, any right, title or interest in any engine as the result of such engine being installed on any Airframe at any time while such engine is subject to such lease, conditional sale, Mortgage or other security agreement and owned by such lessor or conditional seller or subject to a Mortgage or security interest in favor of such indenture trustee or secured party.

(c)        Operation and Use. So long as any Aircraft, any Airframe or any Engine is subject to the Lien of this Mortgage, the Owner shall not operate, use or locate such Aircraft, Airframe or Engine, or allow such Aircraft, Airframe or Engine to be operated, used or located, (i) in any area excluded from coverage by any insurance required by the terms of Section 2.06, except in the case of a requisition by the U.S. Government where the Owner obtains indemnity in lieu of such insurance from the U.S. Government, or insurance from the U.S. Government, against substantially the same risks and for at least the amounts of the insurance required by Section 2.06 covering such area, or (ii) in any recognized area of hostilities unless covered in accordance with Section 2.06 by war risk insurance, or in either case unless such Aircraft, Airframe or Engine is only temporarily operated, used or located in such area as a result of an emergency, equipment malfunction, navigational error, hijacking, weather condition or other similar unforeseen circumstance, so long as Owner diligently and in good faith proceeds to remove the Aircraft from such area. So long as any Aircraft, any Airframe or any Engine is subject to the Lien of this Mortgage, the Owner shall not permit such Aircraft, Airframe or Engine, as the case may be, to be used, operated, maintained, serviced, repaired or overhauled (x) in violation of any Law binding on or applicable to such Aircraft, Airframe or Engine or (y) in violation of any airworthiness certificate, license or registration of any Government Entity relating to such Aircraft, Airframe or Engine, except (i) immaterial or non-recurring violations with respect to which corrective measures are taken promptly by Owner or Permitted Lessee, as the case may be, upon discovery thereof, or (ii) to the extent the validity or application of any such Law or requirement relating to any such certificate, license or registration is being contested in good faith by Owner or Permitted Lessee in any reasonable manner which does not involve any material risk of the sale, forfeiture or loss of such Aircraft, Airframe or Engine, any material risk of criminal liability or material civil penalty against Mortgagee or impair the Mortgagee’s security interest or International Interest in such Aircraft, Airframe or Engine.

(d)        Maintenance and Repair.

(1)        So long as any Aircraft, Airframe or Engine is subject to the Lien of this Mortgage, the Owner shall cause such Aircraft, Airframe and Engine to be maintained, serviced, repaired and overhauled in accordance with (i) maintenance standards required by or substantially equivalent to those required by the FAA, the EASA or the central aviation authority of Canada or Japan for the Aircraft, Airframe and Engines, so as to (A) keep such Aircraft, Airframe and Engine in as good operating condition as on the Closing Date, ordinary wear and tear excepted, (B) keep such Aircraft in such operating condition as may be necessary to enable the applicable airworthiness certification of such Aircraft to be maintained under the regulations of the FAA or other Aviation Authority then having jurisdiction over the operation of the Aircraft, except during (x) temporary periods of storage in accordance with applicable regulations, (y) maintenance and modification permitted hereunder or (z) periods when the FAA or such other Aviation Authority has revoked or suspended the airworthiness certificates for Similar Aircraft; and (ii) except during periods when a Permitted Lease is in effect, the same standards as Owner uses with respect to similar aircraft of similar size in its fleet operated by Owner in similar circumstances and, during any period in which a Permitted Lease is in effect, the same standards used by the Permitted Lessee with respect to similar aircraft of similar size in its fleet and operated by the Permitted Lessee in similar circumstances (it being understood that this clause (ii) shall not limit Owner’s obligations under the preceding clause (i)). Owner further agrees that such Aircraft, Airframe and Engines will be maintained, used, serviced, repaired, overhauled or inspected in compliance with applicable Laws with respect to the maintenance of such Aircraft and in compliance with each applicable airworthiness certificate, license and registration relating to such Aircraft, Airframe or Engine issued by the Aviation Authority, other than minor or nonrecurring violations with respect to which corrective measures are taken upon discovery thereof and except to the extent Owner or Permitted Lessee is contesting in good faith the validity or application of any such Law or requirement relating to any such certificate, license or registration in any reasonable manner which does not create a material risk of sale, loss or forfeiture of any Aircraft, Airframe or Engine or the interest of Mortgagee therein, or any material risk of criminal liability or material civil penalty against Mortgagee. The Owner shall maintain or cause to be maintained the Aircraft Documents in the English language in compliance with the applicable requirements of the Aviation Authority.

(2)        The Owner shall ensure that each Beechcraft King Air 350I Aircraft and each Citation Aircraft that is enrolled and participating in an Engine Maintenance Agreement on the date of this Mortgage remains enrolled and participating at all times in such Engine Maintenance Agreement or a replacement maintenance and support program (that is in full effect and under which payment of reserves by or on behalf of the Company is current and otherwise not in breach, and covers relevant maintenance as it relates to the maintenance tasks covered by such reserves) as shall provide a substantially similar scope of services (on terms that are at least as advantageous to the Owner or Mortgagee as the Engine Maintenance Agreement being replaced), and have a term at least as long, as the Engine Maintenance Agreement being replaced, and shall ensure that no Engine Maintenance Agreement is amended, modified or supplemented in a manner adverse to the interests of the Mortgagee without the prior written consent of the Mortgagee (which shall not be unreasonably withheld or delayed). Upon entering into any replacement Engine Maintenance Agreement under this Section 2.02(d)(2), the Owner shall deliver to the Mortgagee (i) a consent and agreement among the Owner, the Mortgagee and the relevant maintenance services provider in respect of the Owner’s and the Mortgagee’s interest in such replacement Engine Maintenance Agreement, in form and substance reasonably acceptable to the Mortgagee and (ii) a certificate of an authorized officer of the Owner certifying that such Engine Maintenance Agreement provides a substantially similar scope of services (on terms that are at least as advantageous to the Owner and Mortgagee as the Engine Maintenance Agreement being replaced), and has a term at least as long as the Engine Maintenance Agreement being replaced.

(e)        Registration. The Owner shall cause each Aircraft to be duly registered in its name under the Act and except as otherwise permitted by this Section 2.02(e) at all times thereafter shall cause the Aircraft to remain so registered. So long as no Event of Default shall have occurred and be continuing, Owner may, by written notice to Mortgagee, request to change the country of registration of an Aircraft. Any such change in registration shall be effected only in compliance with, and subject to all of the conditions set forth in this Section 2.02(e). Unless this Mortgage has been discharged, Owner shall also cause this Mortgage to be duly recorded and at all times maintained of record as a perfected mortgage (subject to Permitted Liens) on such Aircraft, Airframe and Engines (except to the extent such perfection or priority cannot be maintained solely as a result of the failure by Mortgagee to execute and deliver any necessary documents identified in writing or provided by Owner). Unless the Lien of this Mortgage has been discharged, Owner shall cause the International Interest granted under this Mortgage in favor of the Mortgagee in such Airframe and Engines to be registered on the International Registry as an International Interest on such Airframe and Engines, subject to the Mortgagee providing its consent to the International Registry with respect thereto. Owner shall be entitled to register or cause to be registered in a country other than the United States subject to compliance with the following:

(1)            each of the following requirements is satisfied:

(A)            no Event of Default shall have occurred and be continuing at the time of such registration;

(B)            such proposed change of registration is made in connection with a Permitted Lease to a Permitted Air Carrier; and

(C)            such country is a country with which the United States then maintains normal diplomatic relations or, if such country is Taiwan, the United States then maintains diplomatic relations at least as good as those in effect on the Closing Date; and

(2)            the Mortgagee shall have received an opinion of counsel (subject to customary exceptions) reasonably satisfactory to the Mortgagee addressed to Mortgagee to the effect that:

(A)            such country would recognize the Owner’s ownership interest in the Aircraft;

(B)            after giving effect to such change in registration, the Lien of the Mortgage on the Owner’s right, title and interest in and to the Aircraft shall continue as a valid and duly perfected security interest and International Interest and all filing, recording or other action necessary to protect the same shall have been accomplished (or, if such opinion cannot be given at the time of such proposed change in registration because such change in registration is not yet effective, (1) the opinion shall detail what filing, recording or other action is necessary and (2) the Mortgagee shall have received a certificate from Owner that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be delivered to the Mortgagee on or prior to the effective date of such change in registration);

(C)            unless Owner or the Permitted Air Carrier shall have agreed to provide insurance covering the risk of requisition of use of the Aircraft by the government of such country (so long as the Aircraft is registered under the laws of such country), the laws of such country require fair compensation by the government of such country payable in currency freely convertible into Dollars and freely removable from such country (without license or permit, unless Owner prior to such proposed reregistration has obtained such license or permit) for the taking or requisition by such government of such use; and

(D)            it is not necessary, solely as a consequence of such change in registration and without giving effect to any other activity of the Mortgagee (or any Affiliate of the Mortgagee), for the Mortgagee to qualify to do business in such jurisdiction as a result of such reregistration in order to exercise any rights or remedies with respect to the Aircraft.

In addition, as a condition precedent to any change in registration Owner shall have given to Mortgagee assurances reasonably satisfactory to Mortgagee (i) of the payment by Owner of all reasonable out-of-pocket expenses of each Lender and Mortgagee in connection with such change of registry, including, without limitation (1) the reasonable fees and disbursements of counsel to Mortgagee, (2) any filing or recording fees, Taxes or similar payments incurred in connection with the change of registration of the Aircraft and the creation and perfection of the security interest therein in favor of Mortgagee for the benefit of the Secured Parties, and (3) all costs and expenses incurred in connection with any filings necessary to continue in the United States the perfection of the security interest in the Aircraft in favor of Mortgagee for the benefit of the Secured Parties; and (ii) to the effect that the tax and other indemnities in favor of each person named as an indemnitee under any other Loan Agreement afford each such person substantially the same protection as provided prior to such change of registration (or Owner shall have agreed upon additional indemnities that, together with such original indemnities, in the reasonable judgment of Mortgagee, afford such protection).

(f)            Markings. If permitted by applicable Law, upon request by the Mortgagee, Owner will cause to be affixed to, and maintained in, the cockpit of each Airframe and on each Engine, in each case, in a clearly visible location, a placard of a reasonable size and shape bearing the legend: “Subject to a security interest in favor of U.S. BANK TRUST COMPANY, N.A., not in its individual capacity but solely as Mortgagee.” Such placards may be removed temporarily, if necessary, in the course of maintenance of an Airframe or Engines. If any such placard is damaged or becomes illegible, Owner shall promptly replace it with a placard complying with the requirements of this Section.

Section 2.03     Inspection.

(a)            At all reasonable times, so long as an Aircraft is subject to the Lien of this Mortgage, Mortgagee and its authorized representatives (the “Inspecting Parties”) may (not more than once every 12 months unless an Event of Default has occurred and is continuing then such inspection right shall not be so limited) inspect such Aircraft, Airframe and Engines (including without limitation, the Aircraft Documents) and any such Inspecting Party may make copies of such Aircraft Documents not reasonably deemed confidential by Owner or such Permitted Lessee.

(b)            Any inspection of the Aircraft hereunder shall be limited to a visual, walk-around inspection and shall not include the opening of any panels, bays or other components of the Aircraft, and no such inspection shall interfere with Owner’s or any Permitted Lessee’s maintenance and operation of the Aircraft, Airframe and Engines.

(c)            With respect to such rights of inspection, Mortgagee shall not have any duty or liability to make, or any duty or liability by reason of not making, any such visit, inspection or survey.

(d)            Each Inspecting Party shall bear its own expenses in connection with any such inspection (including the cost of any copies made in accordance with Section 2.03(a)).

Section 2.04     Replacement and Pooling of Parts; Alterations, Modifications and Additions Substitution Rights.

(a)            Replacement of Parts. Except as otherwise provided herein, so long as an Airframe or Engine is subject to the Lien of this Mortgage, Owner, at its own cost and expense, will, or will cause a Permitted Lessee to, at its own cost and expense, promptly replace (or cause to be replaced) all Parts which may from time to time be incorporated or installed in or attached to such Aircraft, Airframe or Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, Owner may, at its own cost and expense, or may permit a Permitted Lessee at its own cost and expense to, remove (or cause to be removed) in the ordinary course of maintenance, service, repair, overhaul or testing any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided, however, that Owner, except as otherwise provided herein, at its own cost and expense, will, or will cause a Permitted Lessee at its own cost and expense to, replace such Parts as promptly as practicable. All replacement parts shall be free and clear of all Liens, except for Permitted Liens and pooling arrangements to the extent permitted by Section 2.04(c) below (and except in the case of replacement property temporarily installed on an emergency basis) and shall be in good operating condition and have a value and utility not less than the value and utility of the Parts replaced (assuming such replaced Parts were in the condition required hereunder).

(b)            Parts. Except as otherwise provided herein, any Part at any time removed from an Airframe or any Engine shall remain subject to the Lien of this Mortgage, no matter where located, until such time as such Part shall be replaced by a part that has been incorporated or installed in or attached to such Airframe or Engine and that meets the requirements for replacement parts specified above. Immediately upon any replacement part becoming incorporated or installed in or attached to such Airframe or any Engine as provided in Section 2.04(a), without further act, (i) the replaced Part shall thereupon be free and clear of all rights of the Mortgagee and shall no longer be deemed a Part hereunder, and (ii) such replacement part shall become a Part subject to this Mortgage and be deemed part of such Airframe or any Engine, as the case may be, for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Airframe or any Engine.

(c)            Pooling of Parts. Any Part removed from an Aircraft, Airframe or an Engine may be subjected by the Owner or a Permitted Lessee to a normal pooling arrangement customary in the airline industry and entered into in the ordinary course of business of Owner or Permitted Lessee, provided that the part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or any Engine in accordance with Sections 2.04(a) and 2.04(b) as promptly as practicable after the removal of such removed Part. In addition, any replacement part when incorporated or installed in or attached to the Airframe or any Engine may be owned by any third party, subject to a normal pooling arrangement, so long as the Owner or a Permitted Lessee, at its own cost and expense, as promptly thereafter as reasonably possible, either (i) causes such replacement part to become subject to the Lien of this Mortgage, free and clear of all Liens except Permitted Liens, at which time such replacement part shall become a Part or (ii) replaces (or causes to be replaced) such replacement part by incorporating or installing in or attaching to the Aircraft, Airframe or any Engine a further replacement part owned by the Owner free and clear of all Liens except Permitted Liens and which shall become subject to the Lien of this Mortgage in accordance with Section 2.04(b).

(d)            Alterations, Modifications and Additions. The Owner shall, or shall cause a Permitted Lessee to, make (or cause to be made) alterations and modifications in and additions to each Aircraft, Airframe and Engine as may be required to be made from time to time to meet the applicable standards of the FAA or other Aviation Authority having jurisdiction over the operation of such Aircraft, to the extent made mandatory in respect of such Aircraft; provided however, that the Owner or a Permitted Lessee may, in good faith and by appropriate procedure, contest the validity or application of any law, rule, regulation or order in any reasonable manner which does not materially adversely affect Mortgagee’s interest in such Aircraft, does not impair the Mortgagee’s security interest or International Interest in such Aircraft and does not involve any material risk of sale, forfeiture or loss of such Aircraft or the interest of Mortgagee therein, or any material risk of material civil penalty or any risk of criminal liability being imposed on Mortgagee or any Secured Party. In addition, the Owner, at its own expense, may, or may permit a Permitted Lessee at its own cost and expense to, from time to time make or cause to be made such alterations and modifications in and additions to any Airframe or any Engine (each an “Optional Modification”) as the Owner or such Permitted Lessee may deem desirable in the proper conduct of its business including, without limitation, removal of Parts which Owner deems are obsolete or no longer suitable or appropriate for use in such Aircraft, Airframe or Engine; provided, however, that no such Optional Modification shall (i) materially diminish the fair market value, utility, or useful life of the Aircraft or any Engine below its fair market value, utility or useful life immediately prior to such Optional Modification (assuming the Aircraft or such Engine was in the condition required by this Mortgage immediately prior to such Optional Modification) or (ii) cause the Aircraft to cease to have the applicable standard certificate of airworthiness except that such certificate of airworthiness temporarily may be replaced by an experimental certificate during the process of implementing and testing such Optional Modification and securing related FAA re-certification of the Aircraft. All Parts incorporated or installed in or attached to any Airframe or any Engine as the result of any alteration, modification or addition effected by the Owner shall be free and clear of any Liens except Permitted Liens and become subject to the Lien of this Mortgage; provided that the Owner or any Permitted Lessee may, at any time so long as the Airframe or any Engine is subject to the Lien of this Mortgage, remove any such Part (such Part being referred to herein as a “Removable Part”) from such Airframe or an Engine if (i) such Part is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to such Airframe or any Engine at the time of delivery thereof hereunder or any Part in replacement of, or in substitution for, any such original Part, (ii) such Part is not required to be incorporated or installed in or attached or added to such Airframe or any Engine pursuant to the terms of Section 2.02(d) or the first sentence of this Section 2.04(d) and (iii) such Part can be removed from such Airframe or any Engine without materially diminishing the fair market value, utility or remaining useful life which such Airframe or any Engine would have had at the time of removal had such removal not been effected by the Owner, assuming the Aircraft was otherwise maintained in the condition required by this Mortgage and such Removable Part had not been incorporated or installed in or attached to the Aircraft, Airframe or such Engine. Upon the removal by the Owner of any such Part as above provided in this Section 2.04(d), title thereto shall, without further act, be free and clear of all rights of the Mortgagee and such Part shall no longer be deemed a Part hereunder. Removable Parts may be leased from or financed by third parties other than Mortgagee.

(e)            Substitution of Engines. Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which an Event of Loss with respect to the related Airframe has not occurred, Owner shall promptly (and in any event within 15 days after such occurrence) give the Mortgagee written notice of such Event of Loss. The Owner shall have the right at its option at any time, on at least five Business Days’ prior notice to the Mortgagee, to substitute, and if an Event of Loss shall have occurred with respect to an Engine under circumstances in which an Event of Loss with respect to the related Airframe has not occurred, shall within 60 days of the occurrence of such Event of Loss substitute, a Replacement Engine for any Engine. In such event, immediately upon the effectiveness of such substitution and without further act, (i) the replaced Engine shall thereupon be free and clear of all rights of the Mortgagee and the Lien of this Mortgage and shall no longer be deemed an Engine hereunder and (ii) such Replacement Engine shall become subject to this Mortgage and be deemed part of the Aircraft for all purposes hereof to the same extent as the replaced Engine. Such Replacement Engine shall be an engine manufactured by the Engine manufacturer or another manufacturer that is the same model as the Engine to be replaced thereby, or a comparable or improved model, and that is suitable for installation and use on the Airframe, and that has a value and utility (without regard to hours and cycles, in the case of (x) a replacement in relation to an Event of Loss or (y) a Replacement Engine that is subject to an Engine Maintenance Agreement that complies with the requirement(s) set forth in Section 2.02(d)(2) and under which payment of reserves by or on behalf of the Owner is current, and otherwise taking into account such hours and cycles) at least equal to the Engine to be replaced thereby (assuming that such Engine had been maintained in accordance with this Mortgage). The Owner’s right to make a replacement hereunder shall be subject to the fulfillment (which may be simultaneous with such replacement) of the following conditions precedent at the Owner’s sole cost and expense, and the Mortgagee agrees to cooperate with the Owner to the extent necessary to enable it to timely satisfy such conditions:

(i)            an executed counterpart of each of the following documents shall be delivered to the Mortgagee:

(A)            a Mortgage Supplement covering the Replacement Engine, which shall have been duly filed for recordation pursuant to the Act or such other applicable law of the jurisdiction other than the United States in which the Aircraft of which such Engine is a part is registered in accordance with Section 2.02(e), as the case may be;

(B)            a full warranty bill of sale (as to title), covering the Replacement Engine, executed by the former owner thereof in favor of the Owner (or, at the Owner’s option, other evidence of the Owner’s ownership of such Replacement Engine, reasonably satisfactory to the Mortgagee); and

(C)            UCC financing statements covering the security interests created by this Mortgage (or any similar statements or other documents required to be filed or delivered pursuant to the laws of the jurisdiction in which such Aircraft may be registered) as are deemed necessary or desirable by counsel for the Mortgagee (acting at the direction of the Lead Lenders) to protect the security interests of the Mortgagee in the Replacement Engine;

(ii)            the Owner shall cause to be delivered to the Mortgagee an opinion of counsel to the effect that the Lien of this Mortgage continues to be in full force and effect with respect to the Replacement Engine and such evidence of compliance with the insurance provisions of Section 2.06 with respect to such Replacement Engine as Mortgagee shall reasonably request;

(iii)            the Owner shall have furnished to Mortgagee an opinion of Owner’s aviation law counsel reasonably satisfactory to Mortgagee and addressed to Mortgagee as to the due filing for recordation of the Mortgage Supplement with respect to such Replacement Engine under the Act or such other applicable law of the jurisdiction other than the United States in which the Aircraft is registered in accordance with Section 2.02(e), as the case may be, and the registration (which Owner shall have caused to be effected) with the International Registry of the sale to Owner of such Replacement Engine (if occurring after February 28, 2006) and the International Interest granted under such Mortgage Supplement with respect to such Replacement Engine; and

(iv)            the Owner shall have furnished to Mortgagee (x) with respect to any Replacement Engine that is (i) not subject to an Engine Maintenance Agreement that complies with the requirement(s) set forth in Section 2.02(d)(2) and under which payment of reserves by or on behalf of the Owner is current and (ii) replacing an Engine that has not suffered an Event of Loss, an Appraisal that the engine to be substituted has a maintenance-adjusted current market value at least equal to the maintenance-adjusted current market value of the engine being replaced, dated as of a date within the 60-day period prior to the substitution or (y) with respect to any other Replacement Engine, a certificate of a qualified aircraft engineer (who may be an employee of Owner) certifying that such Replacement Engine has a value and utility (without regard to hours and cycles, if applicable) at least equal to the Engine so replaced (assuming that such Engine had been maintained in accordance with this Mortgage).

Upon satisfaction of all conditions to such substitution, (x) the Mortgagee shall execute and deliver to the Owner such documents and instruments, prepared at the Owner’s expense, as the Owner shall reasonably request to evidence the release of such replaced Engine from the Lien of this Mortgage, (y) the Mortgagee shall assign to the Owner all claims it may have against any other Person relating to any Event of Loss giving rise to such substitution and (z) the Owner shall receive all insurance proceeds (other than those reserved to others under Section 2.06(b)) and proceeds in respect of any Event of Loss giving rise to such replacement to the extent not previously applied to the purchase price of the Replacement Engine as provided in Section 2.05(d).

(f)            Substitution of Airframe. Owner shall have the right at its option at any time, on at least 10 Business Days’ prior written notice to the Mortgagee, to substitute one or more Substitute Airframes, free and clear of all Liens (other than Permitted Liens), for an Airframe so long as (i) no Event of Default shall have occurred and be continuing at the time of substitution, (ii) the Substitute Airframe shall be of the same model as the Airframe or an aircraft of the same model as any aircraft set forth on Exhibit A to Mortgage Supplement No. 1, (iii) each Substitute Airframe has a date of manufacture no earlier than one year prior to the date of manufacture of the Airframe proposed for substitution (each such date of manufacture, in each case, to be deemed to be the date of original delivery of the applicable airframe to a customer by the applicable airframe manufacturer), (iv) the Substitute Airframe has a MCMV (as defined below) (or, in the case of multiple Substitute Airframes, the sum of the MCMVs of such Substitute Airframes shall be) at least equal to the MCMV of the Airframe, plus the “MCMVs” of each other airframe comprising Collateral hereunder, being replaced by the Substitute Airframes (assuming that the Airframe had been maintained in accordance with this Mortgage), in each case as determined by a desktop appraisal dated as of a date within the 60-day period prior to the substitution performed by an independent aircraft appraiser experienced in valuing private or business jet aircraft selected by Owner, (v) with respect to any Substitute Airframe that is a different model and/or manufacturer of the Airframe, Owner shall have obtained Mortgagee’s prior written consent and (vi) following such substitution, each Substitute Airframe is part of a Replacement Aircraft (including associated Engines compatible with each other and such Substitute Airframe) that is then subject to the security interest of this Mortgage. “MCMV” is the “current market value” (as defined by the International Society of Transport Aircraft Trading or any successor organization) adjusted for the maintenance status of the Substitute Airframe (including its associated Engines) and the Airframe being replaced by the Substitute Airframe (including such replaced Airframe’s associated Engines), as applicable, such maintenance status to be based upon maintenance data provided by Owner to the applicable appraiser with respect to the Substitute Airframe and such Airframe as of the same date within the 60-day period prior to the substitution for both the Substitute Airframe and such Airframe.

Prior to or at the time of any substitution under this Section 2.04(f), Owner will (A) cause a Mortgage Supplement covering such Substitute Airframe to be filed for recordation pursuant to the Act or the applicable laws of any other jurisdiction in which the Aircraft may then be registered, (B) cause the sale of such Substitute Airframe to Owner (if occurring after February 28, 2006) and the International Interest created pursuant to the Mortgage Supplement in favor of the Mortgagee with respect to such Substitute Airframe to be registered on the International Registry as a sale or an International Interest, respectively, (C) cause a UCC financing statement or statements with respect to the security interests created by this Mortgage in such Substitute Airframe or other requisite documents or instruments to be filed in such place or places as necessary in order to perfect the Mortgagee’s security interest therein in the United States, or in any other jurisdiction in which the Aircraft may then be registered, (D) furnish the Mortgagee with an opinion of counsel to Owner (which may be external counsel or Owner’s legal department or such other internal counsel of Owner as shall be reasonably satisfactory to the Mortgagee) addressed to the Mortgagee to the effect that upon such substitution, such Substitute Airframe will be subject to the Lien of this Mortgage and addressing the matters set forth in clauses (A) and (B), (E) furnish the Mortgagee with evidence of compliance with the insurance provisions of Section 2.06 with respect to such Substitute Airframe, (F) furnish the Mortgagee with a copy of a bill of sale respecting the conveyance to Owner of such Substitute Airframe and (G) furnish the Mortgagee with an opinion of counsel to Owner (which may be external counsel or Owner’s legal department or such other internal counsel of Owner as shall be reasonably satisfactory to the Mortgagee) to the effect that the Mortgagee will be entitled to the benefits of Section 1110 with respect to the Substitute Airframe; provided that (i) such opinion need not be delivered to the extent that the benefits of Section 1110 were not, by reason of a change in law or governmental or judicial interpretation thereof, available to the Mortgagee with respect to the Aircraft immediately prior to such substitution and (ii) such opinion may contain such qualifications and assumptions as shall at the time be customary in opinions rendered in comparable circumstances.

In the case of the Substitute Airframe subjected to the Lien of this Mortgage under this Section 2.04(f), promptly upon the recordation of the Mortgage Supplement covering such Substitute Airframe pursuant to the Act (or pursuant to the applicable law of such other jurisdiction in which such Substitute Airframe is registered), Owner will cause to be delivered to the Mortgagee a favorable opinion of aviation law counsel to Owner (which may be external aviation law counsel or Owner’s legal department or such other internal counsel of Owner as shall be reasonably satisfactory to the Mortgagee) addressed to the Mortgagee as to the due registration of the Replacement Aircraft (after giving effect to the substitution of such Substitute Airframe) and the due recordation of such Mortgage Supplement pursuant to the Act.

For all purposes hereof, upon the attachment of the Lien of this Mortgage thereto, the Substitute Airframe shall become part of the Collateral and shall be deemed an “Airframe” as defined herein. Upon compliance with clauses (A) through (G) of the second preceding paragraph, the Mortgagee shall (x) execute and deliver to Owner an appropriate instrument releasing the replaced Airframe, all proceeds (including, without limitation, requisition proceeds and insurance proceeds, if any) with respect to the replaced Airframe, and all rights relating to the foregoing, from the Lien of this Mortgage, and will take such actions as may be required to be taken by the Mortgagee to discharge any International Interest of the Mortgagee registered with the International Registry in relation to such replaced Airframe and (y) provide a notice to the Mortgagee and Lenders setting forth (1) the date of the substitution which shall be the date of filing of the Mortgage Supplement described in clause (A) of the second preceding paragraph, (2) the model of the Substitute Airframe, (3) the manufacturer serial numbers of the Substitute Airframe and Airframe replaced by the Substitute Airframe, and (4) the registration numbers of the Replacement Aircraft of which the Substitute Airframe is a part and the Aircraft of which the Airframe replaced by the Substitute Airframe is part.

In the event that any Substitute Airframe is a different type than the Airframe being replaced, the Owner shall substitute Replacement Engines associated with such Replacement Airframe in accordance with Section 2.04(e).

Section 2.05     Loss, Destruction or Requisition.

(a)            Event of Loss With Respect to an Airframe. Upon the occurrence of an Event of Loss with respect to an Airframe, the Owner shall promptly (and in any event within 15 days after such occurrence) give the Mortgagee written notice of such Event of Loss. The Owner shall, within 45 days after such occurrence, and subject to any restriction on such replacement in the Loan Agreement, give the Mortgagee written notice of Owner’s election to either replace such Airframe as provided under Section 2.05(a)(i) or to make payment in respect of such Event of Loss as provided under Section 2.05(a)(ii) (it being agreed that if Owner shall not have given the Mortgagee such notice of such election within the above specified time period, the Owner shall be deemed to have elected to make payment in respect of such Event of Loss as provided under Section 2.05(a)(ii)):

(i)            if Owner elects to replace the Airframe, Owner shall, subject to the satisfaction of the conditions contained in Section 2.05(c), as promptly as possible and in any event within 120 days after the occurrence of such Event of Loss, cause to be subjected to the Lien of this Mortgage, in replacement of the Airframe with respect to which the Event of Loss occurred, a Replacement Airframe and, if any Engine shall have been installed on the Airframe when it suffered the Event of Loss, a Replacement Engine therefor, such Replacement Airframe and Replacement Engines to be free and clear of all Liens except Permitted Liens and to have a value and utility (without regard to hours or cycles) at least equal to the Airframe or Engine, as the case may be, to be replaced thereby (assuming that such Airframe or Engine had been maintained in accordance with this Mortgage); provided that if the Owner shall not perform its obligation to effect such replacement under this clause (i) during the 120-day period of time provided herein, it shall pay the amounts required to be paid pursuant to and within the time frame specified in clause (ii) below; or

(ii)            if Owner elects to make a payment in respect of such Event of Loss of an Airframe, Owner shall make a payment to the Mortgagee for purposes of prepaying the Loans in accordance with Section 2.09 of the Credit Agreement on a date on or before the Business Day next following the earlier of (x) the 120th day following the date of the occurrence of such Event of Loss, and (y) the fourth Business Day following the receipt of insurance proceeds with respect to such Event of Loss (but in any event not earlier than the date of Owner’s election under Section 2.05(a) to make payment under this Section 2.05(a)(ii)); and upon such payment and payment of all other Secured Obligations then due and payable, the Mortgagee shall, at the cost and expense of the Owner, release from the Lien of this Mortgage the Airframe and the Engines, by executing and delivering to the Owner all documents and instruments as the Owner may reasonably request to evidence such release.

(b)            Effect of Replacement. Should the Owner have provided a Replacement Airframe and Replacement Engines, if any, as provided for in Section 2.05(a)(i), (i) the Lien of this Mortgage shall continue with respect to such Replacement Airframe and Replacement Engines, if any, as though no Event of Loss had occurred; (ii) the Mortgagee shall, at the cost and expense of the Owner, release from the Lien of this Mortgage the replaced Airframe and Engines, if any, by executing and delivering to the Owner such documents and instruments as the Owner may reasonably request to evidence such release; and (iii) in the case of a replacement upon an Event of Loss, the Mortgagee shall assign to the Owner all claims the Mortgagee may have against any other Person arising from the Event of Loss and the Owner shall receive all insurance proceeds (other than those reserved to others under Section 2.06(b)) and proceeds from any award in respect of condemnation, confiscation, seizure or requisition, including any investment interest thereon, to the extent not previously applied to the purchase price of the Replacement Airframe and Replacement Engines, if any, as provided in Section 2.05(d).

(c)            Conditions to Airframe and Engine Replacement. The Owner’s right to substitute a Replacement Airframe and Replacement Engines, if any, as provided in Section 2.05(a)(i) shall be subject to any applicable consents, restrictions and other terms of the Loan Agreement (including Section 6.13 thereof), and the fulfillment, at the Owner’s sole cost and expense, in addition to the conditions contained in such Section 2.05(a)(i), of the following conditions precedent:

(i)            on the date when the Replacement Airframe and Replacement Engines, if any, is subjected to the Lien of this Mortgage (such date being referred to in this Section 2.05 as the “Replacement Closing Date”), an executed counterpart of each of the following documents (or, in the case of the FAA Bill of Sale and full warranty bill of sale referred to below, a photocopy thereof) shall have been delivered to the Mortgagee:

(A)            a Mortgage Supplement covering the Replacement Airframe and Replacement Engines, if any, which shall have been duly filed for recordation pursuant to the Act or such other applicable law of such jurisdiction other than the United States in which the Replacement Airframe and Replacement Engines, if any, are to be registered in accordance with Section 2.02(e), as the case may be;

(B)            an FAA Bill of Sale (or a comparable document, if any, of another Aviation Authority, if applicable) covering the Replacement Airframe, executed by the former owner thereof in favor of the Owner;

(C)            a full warranty (as to title) bill of sale, covering the Replacement Airframe and Replacement Engines, if any, executed by the former owner thereof in favor of the Owner (or, at the Owner’s option, other evidence of the Owner’s ownership of such Replacement Airframe and Replacement Engines, if any, reasonably satisfactory to the Mortgagee); and

(D)            UCC financing statements (or any similar statements or other documents required to be filed or delivered pursuant to the laws of the jurisdiction in which the Replacement Airframe may be registered in accordance with Section 2.02(e)) as are deemed necessary or desirable by counsel for the Mortgagee (acting at the direction of the Lead Lenders) to protect the security interests of the Mortgagee in the Replacement Airframe and Replacement Engines, if any;

(ii)            the Replacement Airframe shall be of the same model as the Airframe or a comparable or improved model manufactured by the Airframe manufacturer, each Replacement Engine, if any, shall be of the same model as the Engine that it replaces, or a comparable or improved model, manufactured by the Engine manufacturer or another manufacturer, and such Replacement Airframe and Replacement Engines, if any, shall have a value and utility (without regard to hours or cycles) at least equal to, and be in as good operating condition and repair as, the Airframe and any Engines replaced (assuming such Airframe and Engines had been maintained in accordance with this Mortgage);

(iii)            the Mortgagee (acting directly or by authorization to its special counsel) shall have received satisfactory evidence as to the compliance with Section 2.06 with respect to the Replacement Airframe and Replacement Engines, if any;

(iv)            on the Replacement Closing Date, (A) the Owner shall cause the Replacement Airframe and Replacement Engines, if any, to be subject to the Lien of this Mortgage free and clear of Liens (other than Permitted Liens), (B) the Replacement Airframe shall have been duly certified by the FAA as to type and airworthiness in accordance with the terms of this Mortgage, (C) application for registration of the Replacement Airframe in accordance with Section 2.02(e) shall have been duly made with the FAA or other applicable Aviation Authority and the Owner shall have authority to operate the Replacement Airframe and (D) the Owner shall have caused the sale of such Replacement Airframe and Replacement Engine(s), if any, to the Owner (if occurring after February 28, 2006) and the International Interest granted under the Mortgage Supplement in favor of the Mortgagee with respect to such Replacement Airframe and Replacement Engine(s), if any, each to be registered on the International Registry as a sale or an International Interest, respectively;

(v)            the Mortgagee, at the expense of the Owner, shall have received (acting directly or by authorization to its special counsel) (A) an opinion of counsel, addressed to the Mortgagee, to the effect that the Replacement Airframe and Replacement Engine, if any, has or have duly been made subject to the Lien of this Mortgage, and Mortgagee will be entitled to the benefits of Section 1110 with respect to the Replacement Airframe, provided that such opinion with respect to Section 1110 need not be delivered to the extent that immediately prior to such replacement the benefits of Section 1110 were not, solely by reason of a change in law or court interpretation thereof, available to Mortgagee, and (B) an opinion of Owner’s aviation law counsel reasonably satisfactory to and addressed to Mortgagee as to the due registration of any such Replacement Airframe and the due filing for recordation of each Mortgage Supplement with respect to such Replacement Airframe or Replacement Engine under the Act or such other applicable law of the jurisdiction other than the United States in which the Replacement Airframe is to be registered in accordance with Section 2.02(e), as the case may be, and the registration with the International Registry of the sale of such Replacement Airframe and Replacement Engine(s), if any, to the Owner (if occurring after February 28, 2006) and of the International Interest granted under the Mortgage Supplement with respect to such Replacement Aircraft and Replacement Engine(s), if any; and

(vi)            the Owner shall have furnished to the Mortgagee a certificate of a qualified aircraft engineer (who may be an employee of Owner) certifying that the Replacement Airframe and Replacement Engines, if any, have a value and utility (without regard to hours and cycles) at least equal to the Airframe and any Engines so replaced (assuming that such Airframe and Engines had been maintained in accordance with this Mortgage).

(d)            Non-Insurance Payments Received on Account of an Event of Loss. Any amounts, other than insurance proceeds in respect of damage or loss not constituting an Event of Loss (the application of which is provided for in Exhibit F), received at any time by Mortgagee or Owner from any Government Entity or any other Person in respect of any Event of Loss will be applied as follows:

(i)            If such amounts are received with respect to the Airframe, and any Engine installed thereon at the time of such Event of Loss, upon compliance by Owner with the applicable terms of Section 2.05(c) with respect to the Event of Loss for which such amounts are received, such amounts shall be paid over to, or retained by, Owner;

(ii)            If such amounts are received with respect to an Engine (other than an Engine installed on the Airframe at the time such Airframe suffers an Event of Loss), upon compliance by Owner with the applicable terms of Section 2.04(e) with respect to the Event of Loss for which such amounts are received, such amounts shall be paid over to, or retained by, Owner;

(iii)            If such amounts are received, in whole or in part, with respect to the Airframe, and Owner makes, has made or is deemed to have made the election set forth in Section 2.05(a)(ii), such amounts shall be applied as follows:

first, if the sum described in Section 2.05(a)(ii) has not then been paid in full by Owner, such amounts shall be paid to Mortgagee to the extent necessary to pay in full such sum; and

second, the remainder, if any, shall be paid to Owner.

(e)            Requisition for Use. In the event of a requisition for use by any Government Entity of an Airframe and any Engines, if any, or engines installed on such Airframe while such Airframe is subject to the Lien of this Mortgage, the Owner shall promptly notify the Mortgagee of such requisition and all of the Owner’s obligations under this Mortgage shall continue to the same extent as if such requisition had not occurred except to the extent that the performance or observance of any obligation by the Owner shall have been prevented or delayed by such requisition; provided that the Owner’s obligations under this Section 2.05 with respect to the occurrence of an Event of Loss for the payment of money and under Section 2.06 (except while an assumption of liability by the U.S. Government of the scope referred to in Section 2.02(c) is in effect) shall not be reduced or delayed by such requisition. Any payments received by the Mortgagee or the Owner or Permitted Lessee from such Government Entity with respect to such requisition of use shall be paid over to, or retained by, the Owner. In the event of an Event of Loss of an Engine resulting from the requisition for use by a Government Entity of such Engine (but not an Airframe), the Owner will replace such Engine hereunder by complying with the terms of Section 2.04(e) and any payments received by the Mortgagee or the Owner from such Government Entity with respect to such requisition shall be paid over to, or retained by, the Owner.

(f)            Certain Payments to be Held As Security. Any amount referred to in this Section 4.05 or Section 4.06 which is payable or creditable to, or retainable by, the Owner shall not be paid or credited to, or retained by the Owner if at the time of such payment, credit or retention a Special Default or an Event of Default shall have occurred and be continuing, but shall be paid to and held by the Mortgagee as security for the obligations of the Owner under this Mortgage and the Operative Agreements, and at such time as there shall not be continuing any such Event of Default such amount and any gain realized as a result of investments required to be made pursuant to the terms of the Loan Documents shall to the extent not theretofore applied as provided herein, be paid over to the Owner.

Section 2.06     Insurance.

(a)            Owner’s Obligation to Insure. Owner shall comply with, or cause to be complied with, each of the provisions of Exhibit F, which provisions are hereby incorporated by this reference as if set forth in full herein.

(b)            Insurance for Own Account. Nothing in Section 2.06 shall limit or prohibit (a) Owner from maintaining the policies of insurance required under Exhibit F with higher limits than those specified in Exhibit F, or (b) Mortgagee from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, however, that no insurance may be obtained or maintained that would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by Owner pursuant to this Section 2.06 and Exhibit F.

(c)            Indemnification by Government in Lieu of Insurance. Mortgagee agrees to accept, in lieu of insurance against any risk with respect to the Aircraft described in Exhibit F, indemnification from, or insurance provided by, the U.S. Government, or upon the written consent of Mortgagee, other Government Entity, against such risk in an amount that, when added to the amount of insurance (including permitted self-insurance), if any, against such risk that Owner (or any Permitted Lessee) may continue to maintain, in accordance with this Section 2.06, during the period of such requisition or transfer, shall be at least equal to the amount of insurance against such risk otherwise required by this Section 2.06; provided that the provisions of Section D of Exhibit F shall not apply to an indemnity or insurance provided by the U.S. Government in lieu of insurance required by Section C of Exhibit F.

(d)            Application of Insurance Proceeds. As between Owner and Mortgagee, all insurance proceeds received as a result of the occurrence of an Event of Loss with respect to the Aircraft or any Engine under policies required to be maintained by Owner pursuant to this Section 2.06 will be applied in accordance with Section 2.05(d). All proceeds of insurance required to be maintained by Owner, in accordance with Section 2.06 and Section B of Exhibit F, in respect of any property damage or loss not constituting an Event of Loss with respect to an Aircraft, Airframe or any Engine will be applied in payment (or to reimburse Owner) for repairs or for replacement property, and any balance remaining after such repairs or replacement with respect to such damage or loss shall be paid over to, or retained by, Owner.

Section 2.07     Merger of Owner.

(a)            In General. Without limiting any applicable provisions in the Loan Agreement, Owner shall not consolidate with or merge into any other person under circumstances in which Owner is not the surviving corporation, or convey, transfer or lease in one or more transactions all or substantially all of its assets to any other person unless:

(i)            such person is organized, existing and in good standing under the Laws of the United States, any State of the United States or the District of Columbia and, upon consummation of such transaction, such person will be a U.S. Air Carrier;

(ii)           such person executes and delivers to Mortgagee a duly authorized, legal, valid, binding and enforceable agreement, reasonably satisfactory in form and substance to Mortgagee, containing an effective assumption by such person of the due and punctual performance and observance of each covenant, agreement and condition in the Operative Agreements to be performed or observed by Owner;

(iii)          if the Aircraft is, at the time, registered with the FAA, such person makes such filings and recordings with the FAA pursuant to the Act or if the Aircraft is, at the time, not registered with FAA, such person makes such filings and recordings with the applicable Aviation Authority as shall be necessary to evidence such consolidation or merger;

(iv)         such person makes such registrations with the International Registry as shall be permitted to evidence such consolidation or merger; and

(v)          immediately after giving effect to such consolidation or merger no Event of Default shall have occurred and be continuing.

(b)            Effect of Merger. Upon any such consolidation or merger of Owner with or into, or the conveyance, transfer or lease by Owner of all or substantially all of its assets to, any Person in accordance with this Section 2.07, such Person will succeed to, and be substituted for, and may exercise every right and power of, Owner under the Operative Agreements with the same effect as if such person had been named as “Owner” therein. No such consolidation or merger, or conveyance, transfer or lease, shall have the effect of releasing Owner or such Person from any of the obligations, liabilities, covenants or undertakings of Owner under this Mortgage.

Section 2.08     Other Representations, Warranties and Covenants.

(a)            Owner hereby represents and warrants that (i) Owner has good title to each of the Airframes and Engines that are listed on the initial Mortgage Supplement in its name and will have good title to each of the Airframes and Engines listed on each subsequent Mortgage Supplement in its name at the time of execution and delivery thereof; (ii) Owner will have good title to any of its other Collateral which is subject to this Mortgage or which becomes subject to this Mortgage from time to time hereafter; (iii) the Airframes and Engines are correctly described by Manufacturer, model and serial number as set forth on the Manufacturer’s serial plate for said Airframes and Engines, in each case subject to Liens permitted under this Mortgage and the Credit Agreement; and (iv) for purposes of the International Registry, model references for the Airframes and Engines set forth in each Mortgage Supplement constitute the manufacturers’ respective generic model designations for such Airframes and Engines (as required to be used pursuant to the “regulations” (as defined in the Cape Town Convention)).

(b)            Certificated U.S. Air Carrier. Owner hereby represents and warrants that it is a Certificated Air Carrier.

(c)            Necessary Filings. Upon the filing of this Mortgage together with a duly completed Mortgage Supplement with the FAA in accordance with the Act and the regulations thereunder, the filing of financing statements (and continuation statements at periodic intervals) with respect to the security and other interests created hereby under the UCC as in effect in any applicable jurisdiction, the registrations of International Interests in the International Registry with respect to the Airframes and Engines, (i) all filings, registrations and recordings (including, without limitation, the filing of financing statements under the UCC) necessary in the United States or in the International Registry to create, preserve, protect and perfect the security interest granted by Owner to the Mortgagee hereby in respect of the Collateral have been accomplished or, as to Collateral to become subject to the security interest of this Mortgage as provided herein from time to time after the date hereof, will be so filed, registered and recorded simultaneously with such Collateral being subject to the Lien of this Mortgage, and (ii) the security interest granted to the Mortgagee pursuant to this Mortgage in and to the Collateral will constitute a perfected security interest therein prior to the rights of all other Persons therein, but subject to no other Liens (other than Liens permitted under this Mortgage and the Credit Agreement), and is entitled to all the rights, priorities and benefits afforded by the Act, the Cape Town Treaty (subject to the proviso to clause (iii) of Section 4.02(a) of this Mortgage), and other relevant U.S. law as enacted in any relevant jurisdiction to perfected security interests or Liens.

(d)            No Liens. Owner is, and as to Collateral acquired by it from time to time after the date hereof Owner will be, the owner of all such Collateral free from any Lien, or other right, title or interest of any Person (other than Liens permitted under this Mortgage and the Credit Agreement), and Owner shall promptly, at its own expense, (i) defend the Collateral against all claims and demands of all Persons (other than Persons claiming by, through or under the Mortgagee) at any time claiming the same or any interest therein adverse to the Mortgagee and (ii) take such action as may be necessary to duly discharge any Lien (other than Liens permitted under this Mortgage and the Credit Agreement) arising at any time.

(e)            Other Filings or Registrations. There is no financing statement (or similar statement or instrument of encumbrance under the law of any jurisdiction) or registration covering or purporting to cover any interest of any kind in the Collateral (other than Liens permitted under this Mortgage and the Credit Agreement), and there are no International Interests registered on the International Registry in respect of any of the Collateral, and so long as the Term Loans or other amounts are owing to a Lender or to the Mortgagee (other than contingent indemnity obligations not due and payable) under the Credit Agreement, Owner will not execute or authorize or permit to be filed in any public office any financing statement or statements (or similar statement or instrument of encumbrance under the law of any jurisdiction) relating to the Collateral, other than with respect to Liens permitted under this Mortgage and the Credit Agreement, or any International Interests on the International Registry (other than with respect to Liens permitted under this Mortgage and the Credit Agreement and other International Interests as to which Owner has not agreed or consented) relating to the Collateral or location (as such term is used in Section 9-307 of the UCC).

(f)            Identification. Owner shall provide prompt written notice (any in any event, within the earlier of (x) 30 days of the relevant change and (y) 30 days prior to the date on which the perfection of the liens granted hereunder would lapse by reason of such change) of any change in its name or location (as such term is used in Section 9-307 of the UCC). In connection therewith, on or prior to such date, (x) Owner shall (i) have taken all action, satisfactory to the Mortgagee, to maintain the security interest of the Mortgagee in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect and (ii) at the request of the Mortgagee, it shall have furnished an Opinion of Counsel to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices and (y) the Mortgagee shall have received evidence that all other actions (including, without limitation, International Registry registrations and the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby.

(g)            Section 1110. Mortgagee shall be entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of each Airframe and Engine and to enforce any of its other rights or remedies as provided in this Mortgage in the event of a case under Chapter 11 of the Bankruptcy Code in which Owner is a Owner.

(h)            Filings and Registrations. Owner will take, or cause to be taken, at Owner’s cost and expense, such action with respect to the recording, filing, re-recording and re-filing of this Mortgage and each Mortgage Supplement in the office of the FAA, pursuant to the Act, and in such other places as may be required under any applicable law or regulation in the U.S., and any financing statements or other instruments, or registrations on the International Registry, as are necessary, or reasonably requested by the Mortgagee and appropriate, to maintain, so long as this Mortgage is in effect, the perfection, priority and preservation of the Lien created by this Mortgage and the International Interests of the Mortgagee in each Airframe, and Engine, and will furnish to the Mortgagee timely notice of the necessity of such action, together with, if requested by the Mortgagee, such instruments, in execution form, and such other information as may be reasonably required to enable the Mortgagee to take such action or otherwise reasonably requested by the Mortgagee. To the extent permitted by applicable law, Owner hereby authorizes the Mortgagee to execute and file financing statements or continuation statements without Owner’s signature appearing thereon. Owner shall pay the costs of, or incidental to, any recording or filing, including, without limitation, any filing of financing or continuation statements, concerning the Collateral.

(i)            Further Assurances. Owner agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Mortgagee may from time to time reasonably request to further assure, preserve, protect and perfect the Lien and the rights and remedies created hereby.

Section 2.09     [Reserved].

Section 2.10     Cape Town Treaty.

(a)            Regarding the Cape Town Treaty, (i) Owner shall establish a valid and existing account with the International Registry and appoint an Administrator and/or a Professional User reasonably acceptable to the Mortgagee to make registrations in regard to the Collateral, and (ii) the Mortgagee and Owner shall register and (Owner hereby consents to registration of) an International Interest in connection with each Airframe and Engine included in the Collateral.

(b)            Owner shall not register any prospective or, other than as expressly permitted by Section 2.01(a) current International Interest or Contract of Sale (or any amendment, modification, supplement, subordination or subrogation thereof) with respect to the Collateral with the International Registry without the prior written consent of the Mortgagee. Owner shall not execute or deliver any Irrevocable De-Registration and Export Request Authorization, as provided for in the Cape Town Treaty, with respect to the Collateral to any party unless the Mortgagee agrees in writing. Owner shall not consent to any third party’s registering an interest on the International Registry against the Collateral or granting an Irrevocable De-Registration and Export Request Authorization in connection with the Collateral (other than in favor of Owner or the Mortgagee).

ARTICLE 3

[Reserved]

ARTICLE 4

events of default; REMEDIES

Section 4.01     Events of Default. It shall be an Event of Default hereunder and for all purposes of the Cape Town Treaty, if under the Credit Agreement an “Event of Default” shall occur and be continuing thereunder, or if any of the following events shall occur and be continuing (whatever the reason for such Event of Default and whether such event shall be voluntary or involuntary or come about or be effected by operation of Law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)            the Owner shall fail to carry and maintain, or cause to be carried and maintained, insurance on and in respect of the Aircraft, Airframe and Engines in accordance with the provisions of Section 2.06; or

(ii)            an “Event of Default” (as defined in any EETC Indenture) or the “Loan Agreement” (as defined in any EETC Indenture).

Section 4.02      Remedies with Respect to Collateral.

(a)            Remedies Available. Upon (i) the occurrence and continuance of any Event of Default, the Mortgagee (acting at the direction of the Lead Lenders) may do one or more of the following:

(i)            cause Owner, upon the written demand of the Mortgagee, at Owner’s expense, to deliver promptly, and Owner shall deliver promptly, all or such part of the Airframes, the Engines, other Collateral as the Mortgagee may so demand to the Mortgagee or its order, or the Mortgagee, at its option may (y) enter upon the premises where all or any part of the Airframes, the Engines, or other Collateral are located and take immediate possession (to the exclusion of the Owner and all Persons claiming under or through Owner) of and remove the same by summary proceedings or otherwise together with any engine which is not an Engine but which is installed on an Airframe, subject to all of the rights of the owner, lessor, or lien holder of or with respect to such engine;

(ii)            sell all or any part of the Airframes, Engines, or other Collateral at public or private sale, whether or not the Mortgagee shall at the time have possession thereof, as the Mortgagee may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle all or any part of the Airframes, the Engines or other Collateral as the Mortgagee, in its sole discretion, may determine, all free and clear of any rights or claims of whatsoever kind of Owner, any person claiming by, through or under Owner and any person holding an interest subordinate to the interests of the Mortgagee hereunder; or

(iii)            exercise any or all of the rights and powers and pursue any and all remedies of a secured party under the UCC of the State of New York.

Upon every taking of possession of Collateral under this Section 4.02, the Mortgagee (acting at the direction of the Lead Lenders) may, from time to time, at the expense of the Owner, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Collateral as it may deem proper. In each such case, the Mortgagee shall have the right to maintain, use, insure, operate, store, lease, control or manage the Collateral and to carry on business and to exercise all rights and powers of Owner relating to the Collateral in connection therewith, as the Mortgagee shall deem appropriate, including the right to enter into any and all such agreements with respect to the maintenance, use, insurance, operation, storage, leasing, control, management or disposition of the Collateral or any part thereof as the Mortgagee may determine; and the Mortgagee shall be entitled to collect and receive directly all tolls, rents, revenues, issues, income, products, proceeds and profits of the Collateral and every part thereof, without prejudice, however, to the right of the Mortgagee under any provision of this Mortgage to collect and receive all cash held by, or required to be deposited with, the Mortgagee hereunder. Such tolls, rents, revenues, issues, income, products, proceeds and profits shall be applied to pay the expenses of using, operating, storage, leasing, control, management or disposition of the Collateral, and of all maintenance, insurance, repairs, replacement, alterations, additions and improvements, and to make all payments which the Mortgagee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of Owner), and all other payments which the Mortgagee may be required or authorized to make under any provision of this Mortgage, as well as just and reasonable compensation for the services of the Mortgagee, and of all Persons engaged and employed by the Mortgagee.

In addition, Owner shall be liable for all legal fees and other costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of the Mortgagee’s remedies with respect thereto, including all costs and expenses incurred in connection with the retaking, return or sale of any Airframe, Engines, or other Collateral in accordance with the terms hereof under the UCC, which amounts shall, until paid, be secured by the Lien of this Mortgage.

If any Event of Default shall have occurred and be continuing, or the Term Loans shall have been declared forthwith due and payable pursuant to the Credit Agreement, the Mortgagee may at any time thereafter while any Event of Default shall be continuing, without notice of any kind to Owner (except as provided herein) to the extent permitted by law, carry out or enforce any one or more of the actions and remedies provided in this Article 4 or elsewhere in this Mortgage or otherwise available to a secured party under the UCC as in effect at the time in New York State, whether or not any or all of the Collateral is subject to the jurisdiction of such UCC and whether or not such remedies are referred to in this Article 4.

Nothing in the foregoing shall affect the right of each Secured Party to receive all payments of principal of, and interest on, the Obligations held by such Secured Party and all other amounts owing to such Secured Party as and when the same may be due.

Notwithstanding the foregoing, the Mortgagee agrees that it shall not exercise any of its remedies under this Section 4.02 unless an EETC Enforcement Event shall have occurred and be continuing, and all such cases, any such exercise shall be subject to the terms of the EETC Intercreditor Agreement.

(b)            Notice of Sale. The Mortgagee shall give Owner at least ten (10) days’ prior written notice of the date fixed for any public sale of any of its Airframes, Engines, or other Collateral, or the date on or after which any private sale will be held, which notice Owner hereby agrees is reasonable notice.

(c)            Receiver. If any Event of Default shall occur and be continuing, to the extent permitted by law, the Mortgagee shall be entitled, as a matter of right as against Owner, without notice or demand and without regard to the adequacy of the security for the Obligations or the solvency of Owner, upon the commencement of judicial proceedings by it to enforce any right under this Mortgage, to the appointment of a receiver of the Collateral or any part thereof and of the tolls, rents, revenues, issues, income, products and profits thereof for the recovery of judgment for the indebtedness secured by the Lien created under this Mortgage or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

(d)            Concerning Sales. At any sale under this Article, any Secured Party may bid for and purchase the property offered for sale, may make payment on account thereof as herein provided, free of any right of redemption, stay valuation or appraisal on the part of Owner (all said rights being hereby waived and released to the fullest extent permitted by law) and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor. Any purchaser shall be entitled, for the purpose of making payment for the property purchased, to deliver any of the Obligations in lieu of cash in the amount which shall be payable thereon as principal or interest. Said Obligations, in case the amount so payable to the holders thereof shall be less than the amounts due thereon, shall be returned to the holders thereof after being stamped or endorsed to show partial payment.

Section 4.03     Waiver of Appraisement, Etc.  Owner, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the property in the Collateral marshalled upon any foreclosure hereof, and agrees that any court having jurisdiction to foreclosure under this Mortgage may order the sale of the Collateral as an entirety.

Section 4.04     Application of Proceeds. After the exercise of remedies pursuant to Section 4.02 hereof, any payments in respect of the Obligations and any proceeds (as defined in the UCC) of the Collateral, when received by the Mortgagee or any other Secured Party in cash or its equivalent, will be applied in the order set forth in and in accordance with Section 2.14(b) of the Credit Agreement and any intercreditor agreements entered into by the Mortgagee in respect of the Liens granted herein pursuant to the terms of the Credit Agreement; provided that any such application of proceeds shall in all cases be subject to the terms of the EETC Intercreditor Agreement.

Section 4.05     Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Mortgagee or otherwise in this Mortgage shall be cumulative and shall be in addition to every other right, power and remedy specifically given under this Mortgage or the other Loan Documents or now or hereafter existing at law, in equity or by statute or treaty (including, without limitation, the Cape Town Treaty) and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Mortgagee. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Mortgagee in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Event of Default or an acquiescence therein. No notice to or demand on Owner in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Mortgagee to any other or further action in any circumstances. In the event that the Mortgagee shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Mortgagee may recover actual expenses, including reasonable attorneys’ fees, and the amounts thereof shall be included in such judgment.

Section 4.06     Discontinuance of Proceedings. In case the Mortgagee shall have instituted any proceeding to enforce any right, power or remedy under this Mortgage by foreclosure, sale entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case Owner, the Mortgagee and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceeding had been instituted (but otherwise without prejudice).

ARTICLE 5

TERMINATION OF MORTGAGE

Section 5.01     Termination of Mortgage.

(a)            This Mortgage shall terminate on the date (the “Obligations Payment Date”) on which the Obligations (other than contingent indemnification obligations not due and payable) have been performed and paid in cash in full in accordance with the terms of the Loan Documents. Upon termination, Owner may request, at Owner’s sole cost and expense, the Mortgagee to execute and deliver to or as directed in writing by Owner an appropriate instrument reasonably required to release Owner’s Collateral from the Lien of this Mortgage and to discharge from the International Registry the registration of the International Interests constituted by this Mortgage with respect to such Collateral, and the Mortgagee shall execute and deliver such instrument as aforesaid at Owner’s expense; provided, however, that in the event that any portion of the Collateral is sold in accordance and compliance with Section 6.03 of the Credit Agreement, the Mortgagee shall cooperate, at Owner’s sole cost and expense, in releasing the Lien of this Mortgage from such portion of the Collateral (and the Proceeds thereof). Except as aforesaid otherwise provided, this Mortgage and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

(b)            In the event that the security interests granted hereunder in all of the Collateral of Owner shall have been released as permitted by and in accordance with the terms of this Mortgage and the Credit Agreement, upon the request of the Borrower, Owner shall be released as Owner hereunder.

(c)            At any time that Owner desires that any Collateral or Owner be released as provided in the foregoing Section 5.01(a) or (b), as applicable, it shall deliver to the Mortgagee a certificate signed by an authorized officer stating that the release of the respective Collateral or Owner, as applicable, is permitted pursuant to Section 5.01(a) or (b) hereof, as applicable, and the Credit Agreement. The Mortgagee shall have no liability whatsoever to any Secured Party as the result of any release of any Collateral, or of Owner, by it as permitted by Section 5.01(a) or (b), as applicable, hereof.

ARTICLE 6

MISCELLANEOUS

Section 6.01     No Legal Title to Collateral in Secured Creditor. No Secured Party shall have legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of any portion of the Term Loans or other right, title and interest of a Secured Party in and to the Collateral or this Mortgage shall operate to terminate this Mortgage or entitle any successor or transferee of such Secured Party to an accounting or to the transfer to it of legal title to any part of the Collateral.

Section 6.02     Sale of Collateral by the Mortgagee is Binding. Any sale or other conveyance of any Airframe, Engine, or other item of Collateral or any interest therein by the Mortgagee made pursuant to the terms of this Mortgage shall bind the Secured Parties and Owner, and shall be effective to transfer or convey all right, title and interest of the Mortgagee, Owner, and the other Secured Parties therein. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Mortgagee.

Section 6.03     Benefit of Mortgage. Nothing in this Mortgage, whether express or implied, shall be construed to give to any Person other than Owner, the Mortgagee and the Secured Parties any legal or equitable right, remedy or claim under or in respect of this Mortgage.

Section 6.04     Notices. All notices and other communication provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy as follows:

if to the Owner, to:

Wheels Up Partners LLC

601 West 26th Street, Suite 900

New York, NY 10001

Attention: Chief Financial Officer

Phone: (212) 257-5252

Email: [*****]

With a copy to:

Attention: Chief Legal Officer

Email: [*****]

if to the Mortgagee, to:

U.S. Bank Trust Company, N.A.

c/o Global Corporate Trust/Loan Agency

214 N. Tryon Street

27th FL

Charlotte, NC 2820

Attention: James A. Hanley, CCTS

Email: [*****]

Phone: 302.545.9778

Facsimile: 302.485.4222

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Mortgage shall be deemed to have been given on the date of receipt.

Section 6.05     Governing Law; Jurisdiction; Service of Process. THIS MORTGAGE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS ITSELF TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK IN NEW YORK COUNTY AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS MORTGAGE OR THE SUBJECT MATTER HEREOF BROUGHT BY THE SECURED PARTIES OR ANY OF THEIR SUCCESSORS OR PERMITTED ASSIGNS. EACH PARTY HERETO, TO THE EXTENT PERMITTED BY APPLICABLE LAW, HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS MORTGAGE OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT. EACH PARTY HEREBY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 6.04 HEREOF.

Section 6.06     Counterparts. This Mortgage may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 6.07     Waiver; Amendment.

(a)            No waiver of any provisions of this Mortgage or consent to any departure by Owner therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Owner in any case shall entitle Owner to any other or further notice or demand in similar or other circumstances.

(b)            Neither this Mortgage nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Mortgagee, acting in accordance with Section 10.08 of the Credit Agreement, and Owner with respect to which such waiver, amendment or modification is to apply.

Section 6.08      Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS MORTGAGE, OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 6.09     Successors and Assigns. This Mortgage shall be binding upon Owner and its successors and permitted assigns and shall inure to the benefit of the Mortgagee and each Secured Party and their respective successors and permitted assigns; provided, that Owner may not transfer or assign any or all of its rights or obligations hereunder (other than to each other) without the prior written consent of the Mortgagee. All agreements, statements, representations and warranties made by Owner herein or in any certificate or other instrument delivered by Owner or on its behalf under this Mortgage shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of this Mortgage and the other Loan Documents regardless of any investigation made by the Secured Parties or on their behalf.

Section 6.10     Lien Absolute. All rights of the Mortgagee hereunder, the Lien hereof and all obligations of the Owner hereunder shall, to the fullest extent permitted by applicable law, be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other amendment to or waiver of or any consent to any departure from any Loan Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Owner in respect of the Obligations or this Agreement (other than that the Obligations Payment Date shall have occurred).

Section 6.11      General Indemnity.

(a)            Claims Defined. For the purposes of this Section 6.11, “Claims” means any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs or expenses of whatsoever kind and nature (whether or not on the basis of negligence, strict or absolute liability or liability in tort) that may be imposed on or asserted against an Indemnitee, as defined below, and, except as otherwise expressly provided in this Section 6.11, includes all reasonable out-of-pocket costs, disbursements and expenses (including reasonable out-of-pocket legal fees and expenses) actually incurred by an Indemnitee in connection therewith or related thereto.

(b)            Other Terms Defined. For the purposes of this Section 6.11: (1) “After-Tax Basis” means that indemnity and compensation payments required to be made will be supplemented by the Person paying the base amount by that amount which, when added to such base amount, and after deduction of all federal, state, local and foreign Taxes required to be paid by or on behalf of the payee with respect to the receipt or realization of any such amounts, and after consideration of any current tax savings of such payee resulting by way of any deduction, credit or other tax benefit attributable to such base amount or Tax, shall net such payee the full amount of such base amount; (2) “Mortgagee Liens” means any Lien attributable to U.S. BANK TRUST COMPANY, N.A. or the Mortgagee with respect to an Aircraft, Airframe, Engine, any interest therein or any other portion of the Collateral arising as a result of (i) claims against U.S. BANK TRUST COMPANY, N.A. or the Mortgagee not related to its interest in an Aircraft, Airframe, or Engine, or the administration of the Collateral pursuant to this Mortgage, (ii) acts of U.S. BANK TRUST COMPANY, N.A. or the Mortgagee not permitted by, or the failure of U.S. BANK TRUST COMPANY, N.A. or the Mortgagee to take any action required by the Loan Documents, (iii) claims against U.S. BANK TRUST COMPANY, N.A. or the Mortgagee relating to Taxes or Claims that are excluded from the indemnification provided by Section 6.11 of this Mortgage or (iv) claims against U.S. BANK TRUST COMPANY, N.A. or the Mortgagee arising out of the transfer by any such party of all or any portion of its interest in the Aircraft, Airframe, an Engine, other Collateral, the Loan Documents, except while an Event of Default is continuing and prior to the time that the Mortgagee has received all amounts due to it pursuant to the Loan Documents; and (3) “Lender Lien” means any Lien attributable to a Lender on or against an Aircraft, Airframe, Engine, any interest therein or any other portion of the Collateral, arising out of any claims against such Person that are not related to the Loan Documents, or out of any act or omission of such Person that is not related to the transactions contemplated by, or that constitutes a breach by such Person of its obligations under, the Loan Documents. If any Indemnitee fails to comply with any duty or obligation under this Section 6.11 with respect to any Claim, such Indemnitee shall not be entitled to any indemnity with respect to such Claim under this Section 6.11 to the extent (x) such failure was prejudicial to Owner or (y) Owner’s indemnification obligations are increased as a result of such failure.

(c)            Claims Indemnified. Subject to the exclusions stated in Subsection 6.11(d), Owner agrees to indemnify, protect, defend and hold harmless on an After-Tax Basis each Indemnitee against Claims resulting from or arising out of (i) the Loan Documents and the transactions contemplated thereby, (ii) the operation, possession, use, maintenance, overhaul, testing or registration of the Aircraft, Airframes and Engines, (including injury, death or property damage of passengers, shippers or others, and environmental control, noise and pollution regulations), and (iii) the manufacture, design, sale, purchase, acceptance, non-acceptance or rejection, delivery or condition of the Aircraft, Airframes, Engines, or any Part or the ownership, possession, use, non-use, substitution, airworthiness, control, operation, storage, modification, alteration, lease, sublease, return, transfer or other disposition of any Aircraft, any Airframe, any Engine, or any Part (including, without limitation, latent or other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement) by Owner, any Permitted Lessee or any other Person.

(d)            Claims Excluded. The following are excluded from the Owner’s agreement to indemnify an Indemnitee under this Section 6.11:

(i)            any Claim to the extent such Claim is, or is attributable to, an Excluded Tax;

(ii)            any Claim to the extent such Claim is attributable to the gross negligence or willful misconduct of such Indemnitee or attributable to negligence by such Indemnitee in exercising its right of inspection;

(iii)            any Claim to the extent such Claim is attributable to the material noncompliance with or material breach by such Indemnitee of any of the terms of, or any material misrepresentation by such Indemnitee contained in, this Agreement, any other Loan Document to which such Indemnitee is a party or any agreement relating hereto or thereto;

(iv)           any Claim to the extent such Claim constitutes a Lender Lien or Mortgagee Lien attributable to such Indemnitee;

(v)            any Claim to the extent such Claim is attributable to the offer, sale, assignment, transfer, participation or other disposition (whether voluntary or involuntary) by or on behalf of such Indemnitee (other than as a result of, or following, or in lieu of exercising remedies during the occurrence and continuance of, an Event of Default) of any Loan, all or any part of such Indemnitee’s interest in the Loan Documents or any interest in the Collateral or any similar security;

(vi)           any Claim to the extent such Claim is attributable to a failure on the part of the Mortgagee to distribute in accordance with this Mortgage any amounts received and distributable by it hereunder or thereunder;

(vii)          any Claim to the extent such Claim is attributable to the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any Loan Document, other than such as have been requested or consented to by Owner, or such as are expressly required or contemplated by the provisions of the Loan Documents; and

(viii)         any Claim to the extent such Claim is payable or required to be borne by a Person other than the Owner pursuant to any provision of any Loan Document.

(e)            Insured Claims. In the case of any Claim indemnified by Owner hereunder that is covered by a policy of insurance maintained by Owner, each Indemnitee agrees to cooperate, at Owner’s expense, with the insurers in the exercise of their rights to investigate, defend and compromise such Claim.

(f)            Claims Procedure. An Indemnitee shall promptly notify Owner of any Claim as to which indemnification is sought. Such Indemnitee shall promptly submit to the Owner all additional information in such Indemnitee’s possession to substantiate such Claim as the Owner reasonably requests. Subject to the rights of the Owner’s insurers, Owner may, at its sole cost and expense, investigate any Claim, and may in its sole discretion defend or compromise any Claim. Owner shall be entitled, at its sole cost and expense, acting through counsel acceptable to the respective Indemnitee, (A) so long as Owner has agreed in a writing acceptable to such Indemnitee that Owner is liable to such Indemnitee for such Claim hereunder (unless such Claim is covered by Section 6.11(d)), in any judicial or administrative proceeding that involves solely a claim for one or more Claims, to assume responsibility for and control thereof, (B) so long as Owner has agreed in a writing acceptable to such Indemnitee that Owner is liable to such Indemnitee for such Claim hereunder (unless such Claim is covered by Section 6.11(d)), in any judicial or administrative proceeding involving a claim for one or more Claims and other claims related or unrelated to the transactions contemplated by the Loan Documents, to assume responsibility for and control of such claim for Claims to the extent that the same may be and is severed from such other claims (and such Indemnitee shall use reasonable efforts to obtain such severance), and (C) in any other case, to be consulted by such Indemnitee with respect to judicial proceedings subject to the control of such Indemnitee. Notwithstanding any of the foregoing to the contrary, the Owner shall not be entitled to assume responsibility for and control of any such judicial or administrative proceedings (i) while an Event of Default exists, (ii) if such proceeding will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Lien permitted under this Mortgage and the Credit Agreement) on any Aircraft, Airframe, Engine, other Collateral or any part thereof, or (iii) if such proceeding could in the good faith opinion of such Indemnitee entail any material risk of criminal liability or present a conflict of interest making separate representation necessary, and, in any such proceeding, the Owner shall be liable for the cost of such proceeding and (subject to the provisions of Section 6.11(d)) any Claim resulting therefrom. The affected Indemnitee may participate at its own expense and with its own counsel in any judicial proceeding controlled by Owner pursuant to the preceding provisions. At the Owner’s expense, any Indemnitee shall cooperate with all reasonable requests of the Owner in connection therewith. Such Indemnitee shall not enter into a settlement or other compromise with respect to any Claim without the prior written consent of the Owner, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified with respect to such Claim. Where Owner or its insurers undertake the defense of an Indemnitee with respect to a Claim, no additional legal fees or expenses of such Indemnitee in connection with the defense of such Claim shall be indemnified hereunder unless such fees or expenses were incurred at the written request of Owner or such insurers. Subject to the requirements of any policy of insurance, an Indemnitee may participate at its own expense in any judicial proceeding controlled by Owner pursuant to the preceding provisions; provided that such party’s participation does not, in the Opinion of Counsel appointed by Owner or its insurers to conduct such proceedings, interfere with such control. Such participation shall not constitute a waiver of the indemnification provided in this Section 6.11. Notwithstanding anything to the contrary contained herein, the Owner shall not under any circumstances be liable for the fees and expenses of more than one counsel for all Indemnitees with respect to any one Claim unless a conflict of interest shall exist among such Indemnitees.

(g)            Subrogation. To the extent that a Claim is in fact paid in full by the Owner or their insurer, the Owner or such insurer (as the case may be) shall, without any further action, be subrogated to the rights and remedies of the Indemnitee on whose behalf such Claim was paid with respect to the transaction or event giving rise to such Claim. Such Indemnitee shall give such further assurances or agreements and shall cooperate with Owner or such insurer, as the case may be, to permit Owner or such insurer to pursue such rights and remedies, if any, to the extent reasonably requested by Owner. So long as no Event of Default has occurred and is continuing, if an Indemnitee receives any payment, in whole or in part, from any party other than Owner or its insurers with respect to any Claim paid by Owner or its insurers, it shall promptly pay over to Owner the amount received (but not an amount in excess of the amount Owner or any of its insurers has paid in respect of such Claim). Any amount referred to in the preceding sentence that is payable to Owner shall not be paid to Owner, or, if it has been previously paid directly to Owner, shall not be retained by Owner, if at the time of such payment an Event of Default has occurred and is continuing, but shall be paid to and held by the Mortgagee as security for the Obligations. At the option of the Mortgagee, such amount payable shall be applied against the Obligations when and as they become due and payable. At such time as such Event of Default is no longer continuing, such amount, to the extent not previously so applied against Owner’s obligations, shall be paid to Owner.

(h)            Payments; Interest. Any amount payable to any Indemnitee on account of a Claim shall be paid within 30 days after receipt by Owner of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the Claims that are the subject of and basis for such indemnity and the computation of the amount payable. Any payments made pursuant to this Section 6.11 directly to an Indemnitee or to Owner, as the case may be, shall be made in immediately available funds at such bank or to such account as is specified by the payee in written directions to the payor or, if no such directions are given, by check of the payor payable to the order of the payee and mailed to the payee by certified mail, return receipt requested, postage prepaid to its address referred to in Section 6.04. To the extent permitted by applicable law, interest at the applicable rate provided for in Section 2.07 of the Credit Agreement shall be paid, on demand, on any amount or indemnity not paid when due pursuant to this Section 6.11 until the same is paid. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

(i)            Tax deduction or credit. If, by reason of any Claim payment made to or for the account of an Indemnitee by Owner pursuant to this Section 6.11, such Indemnitee subsequently realizes a tax deduction or credit (including foreign tax credit and any reduction in Taxes) not previously taken into account in computing such payment, such Indemnitee shall promptly pay to Owner, but only if Owner has made all payments then due and owing to such Indemnitee under the Loan Documents, an amount equal to the sum of (1) the actual reduction in Taxes realized by such Indemnitee which is attributable to such deduction or credit, and (2) the actual reduction in Taxes realized by such Indemnitee as a result of any payment made by such Indemnitee pursuant to this sentence; provided that, Owner, upon request of such Indemnitee, agrees to repay the amount paid over to Owner (plus any penalties, interest or other charges imposed by the relevant taxing authority) to such Indemnitee to the extent a subsequent determination by such taxing authority results in an actual increase in Taxes payable by such Indemnitee which is attributable to such deduction or credit.

Section 6.12     Section 1110 of the Bankruptcy Code. It is the intention of the parties that the Mortgagee be entitled to the benefits of Section 1110 of the Bankruptcy Code, subject to Owner’s rights thereunder, with respect to the right to take possession of Aircraft and Engines, and to enforce any of its other rights or remedies as provided in this Mortgage in the event of a case under Chapter 11 of the Bankruptcy Code in which Owner is a Owner.

Section 6.13     EETC Intercreditor Agreement; EETC Indentures.

(a)            The Mortgagee confirms it is a party to the EETC Intercreditor Agreement at the date hereof. Notwithstanding anything to the contrary contained in this Agreement, until the Discharge of First Lien Obligations, the rights granted to the Secured Parties hereunder, the lien and security interest granted to the Mortgagee pursuant to this Agreement and the exercise of any right or remedy by the Mortgagee hereunder shall be subject to the terms and conditions of the EETC Intercreditor Agreement. In the event of any conflict between the terms of this Agreement and such EETC Intercreditor Agreement, the terms of the EETC Intercreditor Agreement shall govern and control with respect to any right or remedy, and no right, power or remedy granted to the Mortgagee hereunder shall be exercised by the Mortgagee, and no direction shall be given by the Mortgagee, in contravention of the EETC Intercreditor Agreement.

(b)            With respect to Collateral that is subject to the Lien of an EETC Indenture, (i) the Liens granted to the Mortgagee in this Mortgage in such Collateral shall be second priority relative to such EETC Indenture Liens in accordance with the terms of the EETC Intercreditor Agreement and (ii) without limiting Section 6.13(a), amounts required to be paid to or held by Mortgagee hereunder and to an EETC Lien holder under the terms of an EETC Indenture, shall be paid to or held by the applicable EETC Lien holder for application in accordance with the EETC Intercreditor Agreement; provided that with respect to Collateral no longer subject to Lien of an EETC Indenture, such amounts shall be paid and held, as applicable by the Mortgagee.

Section 6.14      Quiet Enjoyment. The Mortgagee agrees on behalf of itself and the other Secured Parties that, unless an Event of Default shall have occurred and be continuing, neither it nor any Person claiming through it shall take any action contrary to, or otherwise in any way interfere with or disturb (and then only in accordance with this Mortgage), the quiet enjoyment of the use and possession of the Aircraft, the Airframes, the Engines, or the Parts by Owner or any transferee of any interest in any thereof permitted under this Mortgage.

Section 6.15      Owner’s Performance and Rights. Any obligation imposed on Owner herein shall require only that Owner perform or cause to be performed such obligation, even if stated as a direct obligation, and the performance of any such obligation by any permitted assignee, lessee or transferee under an assignment, lease or transfer agreement then in effect and in accordance with the provisions of this Mortgage shall constitute performance by Owner and, to the extent of such performance, discharge such obligation by Owner. Except as otherwise expressly provided herein, any right granted to Owner in this Mortgage shall grant Owner the right to permit such right to be exercised by any such assignee, lessee or transferee, and in the case of a lessee, as if the terms hereof were applicable to such lessee were such lessee Owner hereunder. The inclusion of specific references to obligations or rights of any such assignee, lessee or transferee in certain provisions of this Mortgage shall not in any way prevent or diminish the application of the provisions of the two sentences immediately preceding with respect to obligations or rights in respect of which specific reference to any such assignee, lessee or transferee has not been made in this Mortgage.

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IN WITNESS WHEREOF, Owner and the Mortgagee have caused this Aircraft Mortgage and Security Agreement to be duly executed by their respective officers thereunto duly authorized.

WHEELS UP PARTNERS LLC,
as Owner

By:	/s/ Laura Heltebran
Name: Laura Heltebran
Title: Chief Legal Officer

U.S. BANK TRUST COMPANY, N.A.,
not in its individual capacity, but solely as Collateral Agent, as Mortgagee

By:	/s/ James A. Hanley
Name: James A. Hanley
Title: Senior Vice President

EXHIBIT A
TO
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT

AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
SUPPLEMENT NO. ___

AIRCRAFT MORTGAGE AND SECURITY AGREEMENT SUPPLEMENT NO. __ dated __________ (this “Mortgage Supplement”) made by WHEELS UP PARTNERS LLC, a Delaware limited liability company (the “Owner”), in favor of U.S. BANK TRUST COMPANY, N.A., not in its individual capacity, but solely in its capacity as Collateral Agent, as Mortgagee (in such capacity, the “Mortgagee”).

W I T N E S S E T H:

WHEREAS, the Aircraft Mortgage and Security Agreement, dated as of September __, 2023 (herein called the “Mortgage”; capitalized terms used herein but not defined shall have the meaning ascribed to them in the Mortgage or by reference in the Mortgage), among the Owner and the Mortgagee, provides for the execution and delivery of supplements thereto substantially in the form hereof, which shall particularly describe certain collateral, and shall specifically mortgage the same to the Mortgagee; and

WHEREAS, the Mortgage was entered into between the Owner and the Mortgagee in order to secure the Obligations of the Borrower and the other Loan Parties under, inter alia, (a) that certain Credit Agreement, dated as of September__, 2023 (as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, herein called the “Credit Agreement”), among Wheels Up Experience Inc., as Borrower, the Owner and other subsidiaries of the Borrower party thereto, as Guarantors, the Lenders party thereto, and U.S. Bank Trust Company, N.A., not in its individual capacity, but solely as Administrative Agent and as Collateral Agent, and (b) the other Loan Documents;

WHEREAS, the Mortgage relates to the [Airframes] [Engines] described in Exhibit A hereto, and a counterpart of the Mortgage is attached hereto and made a part hereof and this Mortgage Supplement, together with such counterpart of the Mortgage and any previous Mortgage Supplements, is being filed for recordation on the date hereof with the FAA, as one document;

NOW, THEREFORE, this Mortgage Supplement Witnesseth, that to secure the prompt and complete payment and performance when due of the Obligations of the Borrower and each other Loan Party under the Credit Agreement and each of the other Loan Documents, and without limitation, to secure the performance and observance by the Owner of all the agreements, covenants and provisions contained in the Mortgage and in the Loan Documents to which it is a party, in each case for the benefit of the Mortgagee on behalf of the Secured Parties and each of the other Indemnitees, and for the uses and purposes and subject to the terms and provisions of the Mortgage, and in consideration of the premises and of the covenants contained in the Mortgage, and of other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, the Owner has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Mortgagee, its successors and assigns, for the security and benefit of the Secured Parties and such other Persons, an International Interest and a continuing security interest in and mortgage lien on all estate, right (including without limitation any and all Associated Rights), title and interest of Owner in, to and under the following described property, rights, interests and privileges whether now owned or hereafter acquired and subject to the Lien hereof:

(1)            each Aircraft set forth on Exhibit A hereto (including, without limitation, each Airframe and its related Engines and propellers, if any, as indicated in Exhibit A hereto) (each such Engine having 1750 or more pounds of thrust or the equivalent thereof and each such propeller capable of absorbing in excess of 750 shaft horsepower), as the same is now and will hereafter be constituted, whether now owned by the Owner or hereafter acquired, and in the case of such Engines, whether or not any such Engine shall be installed in or attached to such Airframe or any other airframe, together with (a) all Parts of whatever nature, which are from time to time included within the definitions of “Airframe” or “Engines”, whether now owned or hereafter acquired, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to each such Airframe and Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and (b) all Aircraft Documents;

(2)            the Purchase Agreements and Bills of Sale with respect to such Aircraft indicated on Exhibit A hereto to the extent the same relate to continuing rights of the Owner in respect of any warranty, indemnity or agreement, express or implied, as to title, materials, workmanship, design or patent infringement or related matters with respect to such Airframe(s) or Engines together with all rights, powers, privileges, options and other benefits of the Owner thereunder with respect to such Airframes or Engines, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which the Owner is or may be entitled to do thereunder, in each case to the extent such rights exist and may be assigned without the consent of the applicable manufacturer;

(3)            any lease with respect to such Aircraft indicated on Exhibit A hereto, including, but not limited to, (x) all rents or other amounts or payments of any kind paid or payable by the Permitted Lessee under such lease and all maintenance reserves and security deposits with respect to such lease, if any, whether cash, or in the nature of a guarantee, letter of credit, credit insurance, lien on or security interest in property or otherwise for the obligations of the lessee thereunder as well as all rights of the Owner to enforce payment of any such rents, amounts or payments, (y) all rights of the Owner to exercise any election or option to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any other action under or in respect of such lease, as well as the rights, powers and remedies on the part of the Owner, whether acting under such lease or by statute or at law or in equity, or otherwise, arising out of any default under such lease, and (z) any right to restitution from the lessee in respect of any determination of invalidity of such lease;

(4)            any Engine Maintenance Agreement with respect to such Engines indicated on Exhibit A hereto, together with all rights, powers, privileges, licenses, easements, options and other benefits of the Owner thereunder, including, without limitation, the right to receive and collect all payments to the Owner thereunder now or hereafter payable to or receivable by the Owner pursuant thereto and the right of the Owner to execute any election or option or to give any notice, consent, waiver or approval, to receive notices and other instruments or communications, or to take any other action under or in respect of any thereof or to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, in all cases as shall be permitted thereby or by law, and to do any and all other things which the Owner is or may be entitled to do thereunder and any right to restitution from the relevant maintenance provider or any other Person in respect of any determination of invalidity of any thereof;

(5)            all proceeds with respect to the requisition of title to or use of any Aircraft indicated on Exhibit A hereto or any Engine indicated on Exhibit A hereto by any Government Entity or from the sale or other disposition of any such Aircraft or Airframe, any such Engine or other property described in any of these Granting Clauses by the Mortgagee pursuant to the terms of this Mortgage, and all insurance proceeds with respect to each Aircraft, Airframe Engine or any part thereof, but excluding any insurance maintained by the Owner and not required under Section 2.06 of the Mortgage;

(6)            with respect to such Aircraft indicated on Exhibit A hereto, all rents, revenues and other proceeds collected by the Mortgagee pursuant to Section 4.02(a) of the Mortgage, and all moneys and securities from time to time paid or deposited or required to be paid or deposited to or with the Mortgagee by or for the account of Owner pursuant to any term of any Loan Document and held or required to be held by the Mortgagee hereunder or thereunder; and

(7)            all proceeds of the foregoing.

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Mortgagee, its successors and assigns, for the uses and purposes and subject to the terms and provisions set forth in the Mortgage.

[The undersigned Owner hereby makes all of the representations and warranties of the Owner in the Mortgage as of the date hereof.]

This Mortgage Supplement shall be construed as a supplemental Mortgage and shall form a part thereof, and the Mortgage is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

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IN WITNESS WHEREOF, Owner caused this Mortgage Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.

WHEELS UP PARTNERS LLC,
as Owner

By:
Name:
Title:

EXHIBIT A
TO
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
SUPPLEMENT NO. ___

DESCRIPTION OF AIRCRAFT, AIRFRAMES AND ENGINES

AND PROPELLERS1

[To come]

1 Engines and propellers listed opposite an Airframe and Engine, as applicable, are “related” Engines and propellers for purposes of this Mortgage.

EXHIBIT B
TO
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT

CERTAIN ECONOMIC TERMS

EXHIBIT C
TO
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT

[Reserved]

EXHIBIT D
TO
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT

LIST OF PERMITTED COUNTRIES

EXHIBIT E
TO
AIRCRAFT SECURITY AGREEMENT

[Reserved]

EXHIBIT F

TO

AIRCRAFT MORTGAGE AND SECURITY AGREEMENT

INSURANCE

A.            Liability Insurance.

1.            Except as provided in Section A.2 below, Owner (or Permitted Lessee) will carry or cause to be carried at all times, at no expense to Mortgagee, commercial aviation legal liability (including, but not limited to passenger liability, property damage, baggage liability, cargo and mail liability, hangarkeeper’s liability and contractual liability insurance) with respect to each Aircraft, each Airframe and Engines, which is (i) in an amount not less than the greater of, for each Aircraft, (x) the amount of commercial aviation legal liability insurance from time to time applicable to aircraft owned or leased and operated by Owner (or Permitted Lessee) of the same type and operating on similar routes as such Aircraft and (y)  $[*****] (the “Minimum Liability Insurance Amount”) per occurrence; (ii) of the type and covering the same risks as from time to time applicable to aircraft operated by Owner (or Permitted Lessee) of the same type as such Aircraft; and (iii) maintained in effect with insurers of nationally or internationally recognized responsibility (such insurers being referred to herein as “Approved Insurers”). Owner (or Permitted Lessee) need not maintain cargo liability insurance with respect to an Aircraft, or may maintain such insurance in an amount less than the Minimum Liability Insurance Amount, as long as the amount of the cargo liability insurance, if any, maintained with respect to such Aircraft is not less than the amount of such coverage which is maintained by Owner (or Permitted Lessee) for other aircraft owned or leased by Owner (or Permitted Lessee) that are similar in type to such Aircraft and operated by Owner (or Permitted Lessee) on the same or similar routes. The coverage requirements outlined above may be subject to sub-limits and/or aggregate limits and/or deductibles as may be standard in the U.S. private aviation insurance market.

2.            During any period that an Aircraft is on the ground and not in operation, Owner (or Permitted Lessee) may carry or cause to be carried with respect to such Aircraft, in lieu of the insurance required by Section A.1 above, insurance otherwise conforming with the provisions of said Section A.1 except that (i) the amounts of coverage shall not be required to exceed the amounts of public liability and property damage insurance from time to time applicable to aircraft owned or operated by Owner (or Permitted Lessee) of the same type as such Aircraft which are on the ground and not in operation and (ii) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable to aircraft owned or operated by Owner (or Permitted Lessee) of the same type which are on the ground and not in operation.

B.            Hull Insurance.

1.            Except as provided in Section B.2 below, Owner (or Permitted Lessee) will carry or cause to be carried at all times, at no expense to Mortgagee, with Approved Insurers “all-risk” ground and flight aircraft hull insurance covering each Aircraft (including the Engines when they are installed on such Airframe or any other airframe) which is of the type as from time to time applicable to aircraft owned by Owner (or Permitted Lessee)  of the same type as such Aircraft for an amount denominated in United States Dollars not less than the Insured Amount. The coverage requirements outlined above may be subject to deductibles as may be standard in the U.S. private aviation insurance market.

Any policies of insurance carried in accordance with this Section B.1 or Section C covering an Aircraft and any policies taken out in substitution or replacement for any such policies (i) shall name Mortgagee as loss payee for any proceeds to be paid under such policies up to an amount equal to the Insured Amount and (ii) shall provide that (A) in the event of a loss involving proceeds in excess of the Threshold Amount, the proceeds in respect of such loss up to an amount equal to the Insured Amount shall be payable to the Mortgagee, except in the case of a loss with respect to an Engine installed on an airframe other than the Airframe, in which case Owner (or any Permitted Lessee) shall endeavor to arrange for any payment of insurance proceeds in respect of such loss to be held for the account of the Mortgagee whether such payment is made to Owner (or any Permitted Lessee) or any third party, it being understood and agreed that in the case of any payment to Mortgagee otherwise than in respect of an Event of Loss, the Mortgagee shall, upon receipt of evidence satisfactory to it that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made, pay the amount of such payment to Owner or its order, and (B) the entire amount of any loss involving proceeds of the Threshold Amount or less or the amount of any proceeds of any loss in excess of the Insured Amount shall be paid to Owner or its order unless an Event of Default shall have occurred and be continuing and the insurers have been notified thereof by the Mortgagee. In the case of a loss with respect to an engine (other than an Engine) installed on an Airframe, Mortgagee shall hold any payment to it of any insurance proceeds in respect of such loss for the account of Owner or any other third party that is entitled to receive such proceeds.

2.            During any period that the Aircraft is on the ground and not in operation, Owner (or Permitted Lessee) may carry or cause to be carried, in lieu of the insurance required by Section B.1 above, insurance otherwise conforming with the provisions of said Section B.1 except that the scope of the risks and the type of insurance shall be the same as from time to time applicable to aircraft owned by Owner (or Permitted Lessee) of the same type similarly on the ground and not in operation, provided that Owner (or Permitted Lessee)  shall maintain insurance against risk of loss or damage to the Aircraft in an amount not less than the Insured Amount during such period that the Aircraft is on the ground and not in operation.

C.            War-risk, Hijacking and Allied Perils Insurance. If Owner (or any Permitted Lessee) shall at any time operate or propose to operate an Aircraft, Airframe or Engine (i) in any area of recognized hostilities or (ii) on international routes and war-risk, hijacking or allied perils insurance is maintained by Owner (or any Permitted Lessee) with respect to other aircraft owned or operated by Owner (or any Permitted Lessee) on such routes or in such areas, Owner (or Permitted Lessee) shall maintain or cause to be maintained war-risk, hijacking and related perils coverage of substantially the same type carried by United States air carriers operating the same or comparable models of aircraft on similar routes or in such areas and in no event in an amount less than the Insured Amount. The coverage requirements outlined above may be subject to deductibles as may be standard in the U.S. private aviation insurance market.

D.            General Provisions. Any policies of insurance carried in accordance with Sections A, B and C, including any policies taken out in substitution or replacement for such policies:

(i)         in the case of Section A, shall name each of Mortgagee (in its individual capacity, as Administrative Agent and as Mortgagee), and each Lender, and each of their Related Parties, as an additional insured (collectively, the “Additional Insureds”), as its interests may appear;

(ii)        shall apply worldwide and have no territorial restrictions or limitations (except only in the case of war, hijacking and related perils insurance required under Section C, which shall apply to the fullest extent available in the international insurance market);

(iii)       shall provide that, in respect of the interests of the Additional Insureds in such policies, the insurance shall not be invalidated or impaired by any act or omission (including misrepresentation and nondisclosure) by Owner (or any Permitted Lessee) or any other Person (including, without limitation, use for illegal purposes of the Aircraft or any Engine) and shall insure the Additional Insureds regardless of any breach or violation of any representation, warranty, declaration, term or condition contained in such policies by Owner (or any Permitted Lessee);

(iv)      shall provide that, if the insurers cancel such insurance for any reason whatsoever, or if the same is allowed to lapse for nonpayment of premium, or if any material change is made in the insurance which adversely affects the interest of any of the Additional Insureds, such cancellation, lapse or change shall not be effective as to the Additional Insureds for thirty (30) days (seven (7) days in the case of war risk, hijacking and allied perils insurance and ten (10) days in case of nonpayment of premium) after transmittal to the Additional Insureds of written notice by such insurers of such cancellation, lapse or change, provided that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable;

(v)      shall waive any rights of setoff (including for unpaid premiums), recoupment, counterclaim or other deduction, whether by attachment or otherwise, against each Additional Insured;

(vi)     shall waive any right of subrogation against any Additional Insured;

(vii)      shall be primary without right of contribution from any other insurance that may be available to any Additional Insured;

(viii)     shall provide that all of the liability insurance provisions thereof, except the limits of liability, shall operate in all respects as if a separate policy had been issued covering each party insured thereunder;

(ix)       shall provide that none of the Additional Insureds shall be liable for any insurance premium; and

(x)        if the war risk coverage and hull coverage are provided by different insurers, shall contain a 50/50% Clause per Lloyd’s Aviation Underwriters’ Association Standard Policy Form AVS 103 or US market equivalent.

E.            Reports and certificates; Other Information. On or prior to the closing date and on or prior to each renewal date of the insurance policies required hereunder, Owner (or Permitted Lessee) will furnish or cause to be furnished to Mortgagee insurance certificates describing in reasonable detail the insurance maintained by Owner (or Permitted Lessee) hereunder and a report, signed by Owner’s (or Permitted Lessee’s) regularly retained independent insurance broker (the “insurance broker”), stating the opinion of such insurance broker that (a) all premiums in connection with such insurance then due have been paid and (b) such insurance complies with the terms of this Exhibit F, except that such opinion shall not be required with respect to war risk insurance or indemnity provided by the U.S. government. To the extent such agreement is reasonably obtainable Owner (or Permitted Lessee) will also cause the insurance broker to agree to advise Mortgagee in writing of any default in the payment of any premium and of any other act or omission on the part of Owner (or Permitted Lessee) of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the aircraft or engines required hereunder or cause the cancellation or termination of such insurance, and to advise Mortgagee in writing at least thirty (30) days (seven (7) days in the case of war-risk and allied perils coverage and ten (10) days in the case of nonpayment of premium, or such shorter period as may be available in the international insurance market, as the case may be) prior to the cancellation, lapse or material adverse change of any insurance maintained pursuant to this Exhibit F.

F.            Right to Pay Premiums. The Additional Insureds shall have the rights but not the obligations of an additional insured with respect to paying premiums. None of Mortgagee and the other Additional Insureds shall have any obligation to pay any premium, commission, assessment or call due on any such insurance (including reinsurance). Notwithstanding the foregoing, in the event of cancellation of any insurance due to the nonpayment of premiums, Mortgagee shall have the option, in its sole discretion, to pay any such premium in respect of the Aircraft that is due in respect of the coverage pursuant to this Mortgage and to maintain such coverage, as Mortgagee may require, until the scheduled expiry date of such insurance and, in such event, Owner shall, upon demand, reimburse Mortgagee for amounts so paid by them.

G.            Regarding Application of Insurance Proceeds. Insurance proceeds (other than liability insurance proceeds) from policies of insurance provided for in this Mortgage shall also be subject to application in accordance with the payment priority terms of the EETC Intercreditor Agreement and the relevant requirements of the EETC Indentures.